SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

Filed by the Registrant    ☒

Filed by a party other than the Registrant    ☐

Check the appropriate box:

☒ Preliminary proxy statement	☐ Confidential, For use of the Commission only
  (as permitted by Rule 14a-6(e)(2))

☐    Definitive proxy statement

☐    Definitive additional materials

☐    Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

Comdial Corporation
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of filing fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it is determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐ Fee	paid previously with preliminary materials:

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

COMDIAL CORPORATION

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To be held             , 2002

To the Stockholders of Comdial Corporation

Notice is hereby given that a Special Meeting of the Stockholders of Comdial Corporation (the “Company”) will be held on                , 2002 at 9:00 a.m. Eastern Daylight Time at the executive offices of the Company, 106 Cattlemen Road, Sarasota, Florida 34232. The meeting is called for the following purposes:

1.  To consider and act upon a proposal to amend our Restated Certificate of Incorporation to increase the total number of authorized shares of common stock from 30,000,000 to 150,000,000;

2.  To consider and act upon a proposal to grant to our board of directors authority to amend our Restated Certificate of Incorporation to authorize a one-for-five (1:5), one-for-seven (1:7), one-for-ten (1:10) or one-for-fifteen (1:15) reverse stock split of our common stock;

3.  To consider and act upon a proposal to amend our Restated Certificate of Incorporation to permit stockholder action by written consent without a meeting;

4.  To consider and act upon a proposal to amend our Restated Certificate of Incorporation to provide for majority vote in all instances requiring a vote of stockholders (except where a plurality is required by Delaware law);

5.  To consider and act upon a proposal to adopt the 2002 Employee and Non-Employee Director Stock Incentive Plan and to authorize 10,000,000 shares of common stock for issuance under such plan; and

6.  To consider and act upon a proposal to ratify the June 2002 Bridge Financing private placement; and

7.  To consider and act upon such other matters as may properly come before our board of directors.

The close of business on July 19, 2002 has been fixed as the record date for the determination of stockholders entitled to notice of, and to vote at, the meeting. The stock transfer books of the Company will not be closed. A list of the stockholders entitled to vote at the meeting may be examined at the Company’s offices during the ten-day period preceding the meeting.

All stockholders are cordially invited to attend the meeting. Whether or not you expect to attend, you are respectfully requested by the board of directors to sign, date and return the enclosed proxy promptly. Stockholders who execute proxies retain the right to revoke them at any time prior to the voting thereof. A return envelope (which requires no postage if mailed in the United States) is enclosed for your convenience.

By Order of the Board of Directors,

Paul K. Suijk,
Secretary

                    , 2002

COMDIAL CORPORATION
106 Cattlemen Road Sarasota, Florida 34232

INFORMATION AND PROXY STATEMENT

SPECIAL MEETING OF STOCKHOLDERS

This Information and Proxy Statement is furnished in connection with the solicitation of proxies by the board of directors of Comdial Corporation (the “Company,” or “Comdial”) for the Special Meeting of Stockholders to be held at the executive offices of the Company on        , 2002 at 9:00 a.m. for the purposes set forth in the Notice of Special Meeting of Stockholders accompanying this Information and Proxy Statement. Any stockholder giving such a proxy has the power to revoke it at any time before it is voted. Written notice of such revocation should be forwarded directly to the Secretary of the Company, at the above stated address.

If the enclosed proxy is properly executed and returned, the shares represented thereby will be voted in accordance with the directions thereon and otherwise in accordance with the judgment of the persons designated as proxies. Any proxy on which no direction is specified will be voted in favor of the actions described in this Information and Proxy Statement.

The approximate date on which this Information and Proxy Statement and the accompanying form of proxy will first be mailed or given to the Company’s stockholders is         , 2002.

Your vote is important. Accordingly, you are urged to sign and return the accompanying proxy card whether or not you plan to attend the meeting. If you do attend, you may vote by ballot at the meeting, thereby canceling any proxy previously given.

This Information and Proxy Statement is also being furnished to inform our stockholders that we have entered into an agreement which has resulted in changes to our board of directors and will result in a change in the majority of the members of our board of directors following the mailing of this Information and Proxy Statement. We are not asking you for a proxy with respect to the change in our board of directors and you are not requested to send us a proxy on the change in our board of directors.

VOTING SECURITIES

Only holders of shares of common stock, $0.01 par value per share (the “Common Stock”), of record at the close of business on July 19, 2002 are entitled to vote at the meeting. On the record date, the Company had outstanding and entitled to vote         shares of Common Stock. For purposes of voting at the meeting, each share of Common Stock is entitled to one vote upon all matters to be acted upon at the meeting. A majority in interest of the outstanding shares of Common Stock represented at the meeting in person or by proxy shall constitute a quorum. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business. If a stockholder, present in person or by proxy, abstains on any matter, the stockholder’s shares will not be voted on such matter. Thus, an abstention from voting on any matter has the same legal effect as a vote “against” the matter even though the stockholder may interpret such action differently. Except for determining the presence or absence of a quorum for the transaction of business, broker non-votes are not counted for any purpose in determining whether a matter has been approved.

RECENT DEVELOPMENTS

Bridge Financing

On June 21, 2002, we completed a private placement (the “Bridge Financing”) of $2,250,000 principal amount of 7% senior subordinated secured convertible promissory notes (the “Bridge Notes”) under an agreement which provides for up to $4,000,000 of bridge financing. Of this total, $1,750,000 of the Bridge Notes were purchased by ComVest Venture Partners, L.P. (“ComVest”) and $500,000 of the Bridge Notes were purchased by Nicholas A. Branica, our chief executive officer. On July 12, 2002 we issued an additional $750,000 of Bridge Notes to ComVest in connection with the Bridge Financing. The net proceeds of the Bridge Financing will be used for working capital and to accelerate development and delivery of Comdial’s Small and Medium Business (SMB) telephony solutions.

Debt Restructuring

On June 21, 2002, ComVest entered into an agreement with our senior bank lender to purchase the bank’s approximately $14,000,000 debt position and 1,000,000 shares of Series B Alternate Rate Convertible Preferred Stock (having an aggregate liquidation preference of $10,000,000) for approximately $8,000,000. It is expected that the buy-out, which is subject to closing conditions, will be completed in the next 60 days. There can be no assurance that the foregoing purchase by ComVest will occur on such terms or at all.

Advisory Agreement

On June 7, 2002, we entered into an advisory agreement (the “Advisory Agreement”) with Commonwealth Associates, L.P. (“Commonwealth”) pursuant to which we engaged Commonwealth to perform financial advisory and consulting services in connection with the Bridge Financing and the restructuring of our outstanding indebtedness to our senior bank lender (the “Debt Restructuring”). Commonwealth received 250,000 shares of our Common Stock upon signing of the agreement (the “Advisory Shares”) and warrants (the “Advisory Warrants”) to purchase 2,257,268 shares of Common Stock (representing 5% of our fully-diluted capital stock) with an exercise price of $0.01 per share, upon the initial closing of the Bridge Financing on June 21, 2002. The Advisory Warrants are exercisable at any time after we receive stockholder approval of an increase in our authorized Common Stock through June 21, 2007. On June 21, 2002, Commonwealth distributed a portion of the Advisory Shares (an aggregate of 225,565 shares) and the Advisory Warrants (to purchase an aggregate of 1,539,120 shares) to certain of its employees and affiliates. On July 12, 2002, and based on the terms of the Advisory Agreement, Commonwealth received Advisory Warrants to purchase an additional 544,507 shares resulting from the dilution attributable to ComVest’s purchase of $750,000 in additional Bridge Notes of those additional 544,507 Advisory Warrants, 543,443 were distributed to employees and affiliates of Commonwealth. Commonwealth will receive additional Advisory Warrants in the event we receive any additional proceeds from the Bridge Financing. Commonwealth will also receive a cash fee upon completion of the Debt Restructuring.

Pursuant to the Advisory Agreement, Commonwealth has also been engaged to assist the Company in raising additional capital in a private placement (the “Subsequent Placement”) of debt and/or equity securities and in securing a new senior lender. There can be no assurances that the Subsequent Placement will be completed, the terms on which such funding will be available or that we will be successful in engaging a new senior lender. Further, the completion of the Subsequent Placement and the engagement of a new senior lender will be subject to a number of conditions, including the Company’s ability to continue to restructure its balance sheet and its existing accounts payable, and may also result in additional dilution to existing shareholders.

Changes in the Board of Directors

In connection with the Bridge Financing, ComVest received the right to designate a majority of our board of directors, which is currently comprised of four members. ComVest initially designated Travis Lee Provow and Joseph Wynne to fill the vacancies left by the resignations of David P. Berg and Robert P. Collins. Pursuant to the requirements of Rule 14(f)-1 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), ComVest’s third designee, Keith Rosenbloom, has consented to serve on the Company’s board and is expected to be appointed to the board ten days after the mailing of this Information and Proxy Statement notifying our stockholders of the change in the majority membership of our board.

For information regarding ComVest’s designees, see “Management-Board of Directors.”

Change in Control of the Company

As a result of its purchase on June 21, 2002 of Bridge Notes in the Bridge Financing, ComVest became the beneficial owner of the 23,327,500 shares of Common Stock issuable upon conversion of such Bridge Notes, representing approximately 71.25% of our outstanding shares of Common Stock as of June 21, 2002. ComVest Management LLC (“ComVest Management”), the general partner of ComVest, may be deemed to beneficially own such shares. ComVest used $1,750,000 of working capital to acquire the Bridge Notes.

As a result of the Bridge Financing, the Advisory Agreement and related transactions that occurred on June 21, 2002, Michael S. Falk became the beneficial owner of an aggregate of 24,865,883 shares of our Common Stock, representing approximately 72.7% of the issued and outstanding shares of Common Stock of the Company as of June 21, 2002, as follows: (i) the 23,327,500 shares of Common Stock beneficially owned by ComVest, (ii) the 742,583 shares beneficially owned by Commonwealth, (iii) his 99,291 Advisory Shares, and (iv) the 696,509 shares issuable upon exercise of his Advisory Warrants. Mr. Falk is the Chairman and controlling equity owner of Commonwealth Associates Management Corp. (the general partner of Commonwealth and the parent company of ComVest Management) and a manager of ComVest Management. Mr. Falk received his Advisory Shares and Advisory Warrants as a distribution from Commonwealth to its employees and affiliates.

As a result of these issuances of securities and the contemplated change in the majority of the members of the board of directors, there has been a change in control of the Company. The board of directors obtained a fairness opinion from the investment banking firm of Raymond James & Associates, Inc. in connection with the Bridge Financing.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables set forth information, as of         , 2002, as to the beneficial ownership of the Common Stock by (i) each stockholder known by the Company to own beneficially five percent or more of the outstanding shares; (ii) each director and designee for director of the Company; (iii) each executive officer of the Company; and (iv) all executive officers and directors and designees of the Company as a group, together with their percentage ownership and voting power.

TABLE 1
Based on shares outstanding and without consideration of Proposal No. 1 to increase authorized shares. (See Footnote (1))

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)		Percent of Class (1)
ComVest Venture Partners, L.P 830 Third Avenue, 4th Floor New York, NY 10022	14,655,508	(2)	53.93%

ComVest Management, LLC 830 Third Avenue, 4th Floor New York, NY 10022	14,655,508	(3)	53.93%

Bank of America Corporation 100 North Tryon Street Bank of America Plaza Charlotte, NC 28555	1,500,000	(4)	5.23%

Michael S. Falk 830 Third Avenue, 4th Floor New York, NY 10022	14,779,234	(5)	54.39%

Keith Rosenbloom	13,477	(6)	*
Travis L. Provow	41,043	(7)	*
Joseph Wynne	7,183	(8)	*
Sanford Schlitt	10,000	(9)	*
Nickolas A. Branica	3,347,761	(10)	12.24%
Paul K. Suijk	149,768	(11)	*
Kenneth W. Noack	10,000	(12)	*
Ralph R. Dyer	3,333	(13)	*
Carla K. Luke	0		*
Lawrence K. Tate	10,630		*
Joe D. Ford	4,684		*

All directors and named officers as a group	3,597,879		13.24%

TABLE 2
Based on shares outstanding and assuming Proposal No. 1 to increase authorized shares is approved.
(See Footnote (1))

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership(1)		Percent of Class(1)
ComVest Venture Partners, L.P 830 Third Avenue, 4th Floor New York, NY 10022	33,325,000	(2)	67.22%

ComVest Management, LLC 830 Third Avenue, 4th Floor New York, NY 10022	33,325,000	(3)	67.22%

Bank of America Corporation 100 North Tryon Street Bank of America Plaza Charlotte, NC 28555	1,500,000	(4)	*

Michael S. Falk 830 Third Avenue, 4th Floor New York, NY 10022	35,131,354	(5)	68.54%

Keith Rosenbloom	135,377	(6)	*
Travis L. Provow	365,043	(7)	*
Joseph Wynn	67,687	(8)	*
Sanford Schlitt	10,000	(9)	*
Nickolas A. Branica	8,406,6	(10)	16.46%
Paul K. Suijk	1,363,802	(11)	2.69%
Kenneth W. Noack	10,000	(12)	*
Ralph R. Dyer	3,333	(13)	*
Carla K. Luke	0		*
Lawrence K. Tate	10,630		*
Joe D. Ford	4,684		*

All directors and named officers as a group	10,382,215		19.31%

*	Less than one percent.
(1)
The amount and percentage of securities beneficially owned by an individual are determined in accordance with the definition of beneficial ownership set forth in the regulations of the Securities and Exchange Commission. Such amounts may include securities owned by or for, among others, the spouse and/or minor children of the individual and any other relative who has the same home as such individual, as well as other securities as to which the individual has or shares voting or investment power or has the right to acquire within 60 days after                         , 2002. Beneficial ownership may be disclaimed as to certain of the securities. Unless otherwise indicated, the persons and entities named have sole voting and dispositive power over their shares. Table 1 sets forth beneficial ownership and percentages of beneficial ownership as limited by the Company’s current authorized number of shares of Common Stock (30,000,000), without regard to the effect of the passage of Proposal No. 1 of this Information and Proxy Statement which proposes to increase such authorization to 150,000,000 shares. Table 2 sets forth beneficial ownership and percentages of beneficial ownership assuming passage of Proposal No. 1.
(2)
ComVest Venture Partners, L.P. (“ComVest”) is a Delaware limited partnership whose principal business is investing in securities. For purposes of Table 1, includes 14,655,508 shares issuable upon conversion of the Bridge Notes as limited by the Company’s currently available authorized shares of Common Stock and terms of the Bridge Subscription Agreement. For purposes of Table 2, assumes conversion of the Bridge Notes and includes an additional 18,669,492 million shares, for a total of 33,325,000 shares, upon approval of Proposal No. 1. Table 2 assumes such full conversion. Of the total principal amount of the promissory notes held by ComVest ($2,500,000), 13.33% is convertible into Common Stock at the conversion ratio of $0.01 per share.

(3)
ComVest Management, LLC (“ComVest Management”), the general partner of ComVest, is a Delaware limited liability company whose principal business is investing in securities. As the general partner of ComVest, ComVest Management may be deemed to beneficially own all of the shares beneficially owned by ComVest as described in Tables 1 and 2 and in footnote (3) above.

(4)
Represents shares of Common Stock presently issuable upon conversion of the Company’s outstanding Series B Alternate Rate Cumulative Convertible Redeemable Preferred Stock in accordance with the terms thereof, subject to adjustment.

(5)
Mr. Falk is a manager of ComVest Management and is Chairman and principal stockholder of Commonwealth Associates Management Company, Inc. (“CAMC”), which is general partner of Commonwealth Associates, L.P. (“Commonwealth”). Commonwealth was issued 250,000 shares of Common Stock and was granted warrants to purchase 2,801,775 shares of Common Stock pursuant to an advisory agreement between the Company and Commonwealth. Commonwealth subsequently distributed 225,565 of the shares and 2,032,034 of the warrants to its partners, including Mr. Falk and Messrs. Provow, Wynne and Rosenbloom. In his capacity as Chairman and controlling equity owner of CAMC, Mr. Falk may be deemed to share indirect voting and dispositive power with respect to the shares beneficially owned by CAMC, ComVest and Commonwealth and may therefore be deemed to be beneficial owner of such securities. Accordingly, for purposes of Table 1, Mr. Falk may be deemed to be beneficial owner of an aggregate of 14,779,234 shares as follows: (i) 99,291 shares owned, (ii) 24,435 shares owned by Commonwealth after distribution and (iii) 14,655,508 shares owned by ComVest. For purposes of Table 2, Mr. Falk may be deemed to beneficially own all of the shares described in (i), (ii) and (iii) above, plus an additional 20,522,051 shares as follows: (a) 18,669,492 issuable to ComVest upon full conversion of the Bridge Notes as described in footnote (3) above, (b) warrants to purchase 769,741 shares at $0.01 per share that are held by Commonwealth after distribution and (c) warrants to purchase 912,887 shares at $0.01 per share that were distributed to Mr. Falk by Commonwealth.

(6)	For purposes of Table 1, includes 13,477 shares owned. For purposes of Table 2, includes the foregoing shares plus warrants to purchase 121,900 shares at $0.01 per share.
(7)	For purposes of Table 1, includes 41,043 shares owned. For purposes of Table 2, includes the foregoing shares plus warrants to purchase 324,000 shares at $0.01 per share.
(8)	For purposes of Table 1, includes 7,183 shares owned. For purposes of Table 2, includes the foregoing shares plus warrants to purchase 60,504 shares at $0.01 per share.
(9)	Represents shares issuable upon the exercise of stock options.

(10)
For purposes of Table 1, includes: (i) 2,931,102 shares issued upon conversion of the Bridge Note in the principal amount of $500,000 as limited by the Company’s currently available authorized shares of Common Stock and terms of the Bridge Subscription Agreement, (ii) 240,093 shares previously owned and (iii) 176,566 shares issuable upon the exercise of stock options. For purposes of Table 2, assuming approval of Proposal No. 1, includes the foregoing shares plus: (a) 500,000 shares, assuming approval of Proposal No. 5, issuable upon the exercise of stock options that are conditioned on completion of the Subsequent Placement, (b) warrants to purchase 825,000 shares at $0.01 per share and (c) 3,733,898 additional shares issuable upon full conversion of the above described promissory note. The options and warrants described in parts (b) and (c) above were granted pursuant to an amendment to Mr. Branica’s employment agreement dated June 20, 2002. See “Management-Employment Agreements.”

(11)
For purposes of Table 1, includes 41,435 shares owned and 108,333 shares issuable upon the exercise of stock options. For purposes of Table 2, includes the foregoing shares plus 544,034 shares issuable upon the exercise of stock options and warrants to purchase 675,000 shares at $0.01 per share, all of which were granted pursuant to an amendment to the terms of Mr. Suijk’s continued employment with the Company dated June 20, 2002. See “Management-Employment Agreements.”

(12)	Includes 5,000 shares issuable upon the exercise of stock options.
(13)	Represents shares issuable upon the exercise of stock options.

PROPOSAL NO. 1

AMENDMENT TO THE RESTATED CERTIFICATE OF INCORPORATION TO INCREASE
THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK TO 150,000,000

The Proposal

At the meeting, we will ask our stockholders to consider and vote on the following proposed resolution, which has been approved and recommended by our board of directors:

“RESOLVED, that the first three paragraphs of Article Third of the Company’s Restated Certificate of Incorporation be amended to read as follows:

“The aggregate number of shares of capital stock which the corporation has the authority to issue is One Hundred Fifty Two Million (152,000,000), which is divided into two classes as follows:

Two Million (2,000,000) shares of preferred stock (“Preferred Stock”) with a par value of $10.00 per share, and

One Hundred Fifty Million (150,000,000) shares of common stock (“Common Stock”) with a par value of $.01 per share.”

If adopted, this resolution will be implemented by amending and restating our Restated Certificate of Incorporation. The complete text of the proposed Amended and Restated Certificate of Incorporation is attached hereto as Appendix A.

Reasons for the Proposal

Our board of directors has approved and recommended this proposal to the stockholders for the following two reasons:

(1)  our Restated Certificate of Incorporation, as currently constituted, provides an insufficient number of authorized shares available to accommodate the share issuances contemplated by the Bridge Financing, the Advisory Warrants and the Subsequent Placement; and

(2)  we agreed in connection with the Bridge Notes to use our reasonable best efforts to obtain stockholder approval of an increase in the number of authorized shares of Common Stock to not less than 100,000,000 on or prior to August 31, 2002.

As of July 17, 2002, we had 27,041,434 shares of Common Stock outstanding and 2,958,566 shares reserved for issuance, including 1,151,190 shares covered by outstanding options granted under our 1992 stock option plans, 1,500,000 shares reserved for issuance upon conversion of our Series B Alternate Rate Cumulative Convertible Redeemable Preferred Stock, 175,000 shares covered by outstanding warrants exercisable for Common Stock and 132,376 shares of Common Stock held by the Company as treasury stock. To provide for the shares of Common Stock that may be issued upon full conversion of the convertible portion of the Bridge Notes, exercise of the Advisory Warrants and the warrants and stock options issued to executive officers of the Company, we will need at least 72,167,266 shares of our Common Stock authorized for issuance (assuming completion of the entire $4 million in Bridge Financing). Furthermore, adoption of the 2002 Employee and Non-Employee Director Stock Incentive Plan pursuant to this Information and Proxy Statement will require us to reserve an additional 10,000,000 shares for issuance upon exercise of options granted or to be granted thereunder.

We believe that the availability of additional but unissued shares contemplated by this proposal will provide us with the flexibility to issue Common Stock for a variety of corporate purposes, such as to make acquisitions using our Common Stock, to raise additional equity capital (including in the Subsequent Placement), to adopt new employee benefit plans (including the adoption of the 2002 incentive plan submitted for stockholder approval in Proposal No. 5 below) or to reserve additional shares for issuance under existing plans. Because of the limited number of shares of Common Stock which are not issued or are reserved for future issuance, we currently are unable to authorize the issuance of additional shares for other corporate purposes. The proposed increase in authorized shares of Common Stock to 150,000,000 would facilitate our ability to pursue financial objectives in the future without the need to delay such activities pending stockholder approval, except for approvals that may be required by our Restated Certificate of Incorporation, our bylaws, or the rules of the Nasdaq Stock Market, Inc. (“Nasdaq”) or any other stock exchange or national securities association trading system on which our securities may then be listed.

Any future issuance of our Common Stock could dilute the earnings per share, book value per share, voting power and stockholdings of existing stockholders. A future issuance also may have an anti-takeover effect by making it more difficult to engage in a merger, tender offer, proxy contest or assumption of control of a large voting block of Common Stock. By issuing additional shares without stockholder approval, our Board of Directors could impede a takeover attempt by issuing additional shares and thereby diluting the voting power of other outstanding shares and increasing the potential cost of a takeover. Under our Restated Certificate of Incorporation, holders of our Common Stock do not have preemptive rights. Thus, should our board of directors elect to issue additional shares of our Common Stock, existing stockholders would not have any preferential rights to purchase such shares.

Vote Required

Approval of this amendment requires the affirmative vote of a majority of our outstanding shares of Common Stock. ComVest, Commonwealth and certain affiliates thereof, which as of the record date collectively own approximately        % of our outstanding shares of Common Stock, have indicated their intention to vote in favor of this proposal. In addition, pursuant to limited irrevocable proxies granted by the Company’s executive officers and directors to ComVest, an additional approximately        % of our outstanding Common Stock will be voted in favor of this proposal.

If the requisite votes are not cast in favor of this proposal to approve the amendment to our Restated Certificate of Incorporation, we will be in default under the Bridge Notes and they will become due and payable immediately. Also, upon acceleration of the Bridge Notes, all amounts outstanding under our bank indebtedness will become immediately due and payable. Accordingly, failure to obtain stockholder approval of this proposal could have a material adverse effect on our financial position and liquidity.

Recommendation

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” APPROVAL OF AN AMENDMENT TO THE RESTATED CERTIFICATE OF INCORPORATION INCREASING THE AUTHORIZED NUMBER OF SHARES OF COMMON STOCK.

PROPOSAL NO. 2

AMENDMENT TO THE RESTATED CERTIFICATE OF INCORPORATION TO EFFECT A
REVERSE STOCK SPLIT OF OUR COMMON STOCK

The Proposal

Our board of directors has approved and recommended to the stockholders a proposal which authorizes the board to amend Article Third of our Restated Certificate of Incorporation in order to effect a reverse stock split of our Common Stock. In this connection, the stockholders are requested to approve a resolution to amend our Restated Certificate of Incorporation to effect a reverse stock split in each of the following ratios: one-for-five (1:5), one-for-seven (1:7), one-for-ten (1:10), and one-for-fifteen (1:15) and to authorize the board to abandon any such proposed reverse stock split ratio at any time prior to the filing of the amendment to our Restated Certificate of Incorporation without further action by the stockholders.

The intent of our board of directors in recommending the reverse stock split is to increase the long-term marketability and liquidity of our Common Stock. The complete text of the proposed amendment to Article Third is set forth in the proposed form of Certificate of Amendment to the Amended and Restated Certificate of Incorporation attached hereto as Appendix B. Alternatively, the substance of the form of Certificate of Amendment may be incorporated into Article Three of the Amended and Restated Certificate of Incorporation attached hereto as Appendix A.

Reason for the Proposal

Our board of directors approved the reverse stock split for the following reasons:

•
The board of directors believes the reverse stock split is the most effective means to comply with the minimum bid price requirements for continued listing of our Common Stock on the Nasdaq SmallCap Market; and

•	The board of directors believes a higher stock price may help generate investor interest in the Company and help the Company attract and retain employees and other service providers.

Our board of directors believes that the relatively low per share market price of our Common Stock impairs the marketability of our Common Stock to institutional investors and members of the investing public and creates a negative impression with respect to our company when compared with our competitors. Further, a minimum per share price of $1.00 is one of several continued maintenance requirements for the Common Stock to remain authorized for trading on The Nasdaq SmallCap Market, which our board of directors believes enhances the market for our Common Stock and improves the liquidity of our Common Stock. Thus, any increase in trading price resulting from a reverse stock split is intended to be attractive to our stockholders, the financial community, the investing public and to consumers of our products. Theoretically, the number of shares of our Common Stock outstanding should not materially affect the marketability of our Common Stock, the type of investor who acquires it or our reputation in the financial community. In practice, however, many investors look upon low priced stock as unduly speculative in nature and, as a matter of policy, avoid investing in these stocks. The foregoing factors may adversely affect not only the liquidity of our Common Stock, but also our ability to raise additional capital through a sale of equity securities or other similar transactions. However, no assurance can be given that even after the approval and occurrence of the proposed reverse stock split, our Common Stock will be traded for prices that will satisfy Nasdaq continued maintenance requirements or that our Common Stock will meet the other continued maintenance requirements for such listing or any other market or exchange listing.

Nasdaq Requirements

Our Common Stock is listed for trading on the Nasdaq SmallCap Market. On the last trading day preceding the record date, the closing sale price of our common stock was $                per share, as reported by Nasdaq.

In February 2002, we were advised by Nasdaq that we have not been in compliance with Nasdaq’s continued listing maintenance requirements pursuant to the Nasdaq Marketplace Rule 4310(c)(4) requiring that our Common Stock maintain a $1.00 per share minimum bid price. We were further informed that in order to comply with Rule 4310(c)(4), our Common Stock must have a minimum bid price of at least $1.00 per share for at least ten consecutive trading days on or prior to August 26, 2002. If our Common Stock does not comply with the minimum bid price requirements by August 26, 2002, we will likely receive a delisting notice from Nasdaq setting the date for delisting.

We believe that the reverse stock split will result in our Common Stock having a bid price of at least $1.00 per share. However, no assurance can be given that a reverse stock split will result in our Common Stock having a bid price of at least $1.00 per share, that Nasdaq will allow us to maintain our listing in spite of a $1.00 stock price, or that in the future the bid price for our Common Stock will not fall below $1.00 per share causing a new violation of Rule 4310(c)(4), or that we will maintain compliance with all other Nasdaq Marketplace Rules with respect to Nasdaq continued listing maintenance requirements.

In addition to failing to comply with Nasdaq’s minimum bid requirements, the Company is not in compliance with certain other Nasdaq Marketplace Rules, including the requirement to obtain stockholder approval prior to issuing the Bridge Notes because the Bridge Notes are convertible into shares of our Common Stock constituting more than 20% of the voting power of our Common Stock. The failure to obtain shareholder approval prior to the issuance of the Bridge Notes may result in the Company’s shares being delisted from the Nasdaq SmallCap Market. We expect to request a hearing on this matter. However, there can be no assurance we will be successful in our effort to retain its listing. In the event our Common Stock is delisted, we believe our Common Stock will be eligible to be traded on the NASD’s OTC-BB provided that the Company is current in its filings under the Exchange Act at such time.

Also, as discussed below, we are also not in compliance with the Nasdaq Marketplace Rules requiring us to maintain an Audit Committee comprised of at least three independent directors and to maintain a sufficient number of independent directors on our board to satisfy the Audit Committee requirements. See “Management—Committees.” Failure by the Company to comply with the Nasdaq Marketplace Rules may result in its Common Stock being delisted from the Nasdaq SmallCap Market.

Determination of Ratio

If a reverse stock split is approved by our stockholders, the board of directors will select, in its discretion, a ratio by which a certain number of shares of old Common Stock shall be reclassified into one share of new Common Stock. The board’s determination of the reverse-split ratio must be either one-for-five (1:5), one-for-seven (1:7), one-for-ten (1:10) or one-for-fifteen (1:15). The stockholders are requested to approve a reverse stock split in each of the following ratios: one-for-five (1:5), one-for-seven (1:7), one-for-ten (1:10), and one-for-fifteen (1:15). The board can choose any one or none of these ratios in its discretion, and, if the stockholders approve the proposal to authorize the board to abandon any or all of the reverse stock splits without further stockholder action, the remaining alternative reverse stock splits would be abandoned by the board pursuant to Section 242(c) of the Delaware General Business Law without further action by our stockholders. A reverse stock split will be effected only upon a determination by the board of directors that a reverse stock split is in the best interests of our company and the stockholders. A reverse stock split would become effective on any date (the “Effective Date”) selected by the board of directors after authorization by stockholders.

The board of directors intends to determine the actual reverse stock split ratio in light of all relevant factors, including maintenance requirements for continued listing of our Common Stock on the Nasdaq SmallCap Market. In determining which ratio to select, the board may consider the advice of financial advisors and factors deemed relevant by the board, which may include, but not be limited to, its belief as to the future marketability and liquidity of our Common Stock, prevailing market conditions, the likely effect on the market price of our Common Stock and other relevant factors. The board reserves the right, notwithstanding stockholder approval of this Proposal No. 2 and without further action by the stockholders, to abandon the reverse stock split, if, at any time prior to filing the certificate of an amendment to our Restated Certificate of Incorporation with the Delaware Secretary of State with respect to the reverse stock split, the board, in its sole discretion, determines that the reverse stock split is no longer in the best interests of the Company and our stockholders. Conversely, the board reserves the right to effectuate the reverse stock split under less than favorable conditions based on any factors deemed material by the board, in its sole discretion.

The board believes that leaving the discretion to the board in these regards will permit flexibility so as to effectuate the reverse stock split in an appropriate and well-planned manner. For example, one of the most important factors that the board will consider will be the effect of the reverse stock split on the market price of our Common Stock. Specifically, the board must attempt to determine whether the reverse stock split will enable our Common Stock to trade at a price above $1.00 per share so as to meet the price per share requirements for continued Nasdaq listing, and whether Nasdaq would be likely to allow our Common Stock to continue to be listed for trading on The Nasdaq SmallCap Market in such event. If the board of directors determines that even after giving effect to the reverse stock split, our Common Stock would not be likely to trade above $1.00 per share over an extended period of time, or that Nasdaq will not otherwise allow our Common Stock to continue to be listed on Nasdaq, then the board may determine not to effect such a reverse stock split because it would not have the long term effects which the board believes would be beneficial to stockholders. Notwithstanding the foregoing, a determination by the board that the reverse stock split will not create a per share trading price of $1.00 will not automatically prompt a decision by the board to refrain from effecting the reverse stock split. Other factors may also cause the board of directors to effect a reverse stock split whether or not it would be likely to cause our Common Stock to trade above $1.00 per share. These factors may include an effort to make our Common Stock more attractive to members of the financial community and certain types of investors who may have a tendency to avoid purchasing low-priced stocks.

Effects of the Reverse Stock Split

Consummation of a reverse stock split will not alter the number of authorized shares of our Common Stock, which, if the stockholders approve the proposed amendment to our restated certificate (described in Proposal No. 1 above) increasing the number of our authorized shares, will be 150,000,000 shares. Consummation of the reverse stock split will not alter the par value of our common stock, which will remain at $0.01 per share.

If the reverse stock split takes place, a number of outstanding shares will resume the status of authorized and unissued shares, and these shares will again be available for future issuance. Upon the occurrence of the reverse stock split, the conversion rate of certain outstanding options, warrants and convertible securities will be adjusted proportionately, so that, for example, if a one-for-ten (1:10) reverse stock split is effected, each outstanding option or warrant would thereafter cover one-tenth as many shares of Common Stock. Shares that are no longer necessary for issuance upon conversion or exercise will become unreserved and available for future issuance or reservation.

Proportionate voting rights and other rights of stockholders will not be altered by any reverse stock split (other than as a result of payment in cash in lieu of fractional shares.)

The following table sets forth the number of shares of our Common Stock (based on the 9,587,200 shares of Common Stock outstanding as of the record date, including treasury stock), the number of shares of Common Stock underlying our options and warrants (based on the 9,260,066 underlying shares of Common Stock as of the record date) the number of shares of Common Stock underlying our Bridge Notes (based on the 39,990,000 underlying shares of Common Stock as of the record date) that would be outstanding immediately after the reverse stock split. The table does not attempt to account for rounding up as a result of fractional shares. Except for outstanding warrants, options and convertible securities and the contemplated Subsequent Placement and proposed 2002 Plan, there are no existing agreement or agreements in principle which call for the issuance of any shares of Common Stock.

	Shares of Common Stock Outstanding		Shares of Common Stock Underlying Options and Warrants		Shares of Common Stock Underlying Bridge Notes as of July 12, 2002
Ratio of Reverse Stock Split	Before Split	After Split	Before Split	After Split	Before Split	After Split
None	9,587,200	9,587,200	9,260,066	9,260,066	39,990,000	39,990,000
One-for-five	9,587,200	1,917,440	9,260,066	1,852,013	39,990,000	7,998,500
One-for-seven	9,587,200	1,369,600	9,260,066	1,322,867	39,990,000	5,712,857
One-for-ten	9,587,200	958,720	9,260,066	926,007	39,990,000	3,990,000
One-for-fifteen	9,587,200	639,147	9,260,066	617,338	39,990,000	2,666,000

By way of example, if a stockholder owns 1,000 shares of our Common Stock, after a reverse stock split, he would own 200 shares in the case of a one-for-five split, 143 shares in the case of a one-for-seven split, 100 shares in the case of a one-for-ten split and 67 shares in the case of a one-for-fifteen split. The holders of our Bridge Notes, which on July 12, 2002 were convertible into 39,990,000 shares of our Common Stock, would have the following number of underlying shares of Common Stock for each of the proposed reverse split ratios: 7,998,000 (1:5), 5,712,857 (1:7), 3,999,000 (1:10) and 2,666,000 (1:15).

Consummation of a reverse stock split should have no material federal tax consequences to most stockholders; however, tax effects, which are especially dependent upon a stockholder’s individual circumstances, may be material to a stockholder; and each stockholder must obtain his, her or its own tax advice. This general description is not tax advice.

Possible Advantages

The board of directors believes that a decrease in the number of shares of our Common Stock outstanding, without any corresponding alteration of the proportionate economic interest in the Company represented by individual share holdings, may increase the trading price of such shares of our Common Stock and that such higher price would be more appropriate for our Common Stock. The board believes that if our Common Stock trades at $1.00 per share or more, it may meet one of the minimum continued maintenance requirements of Nasdaq, which the board believes would increase the liquidity of our Common Stock. However, no assurance can be given that the market price of our Common Stock will rise in proportion to the reduction in the number of shares outstanding resulting from any reverse stock split or that even if our Common Stock trades at $1.00 per share or more, that our Common Stock will continue to be authorized for trading on Nasdaq.

Additionally, the board believes that a more appropriate price for shares of our Common Stock should promote greater interest by the brokerage community in marketing shares of our Common Stock to their customers. The current per share price of our Common Stock may limit the effective marketability of our Common Stock because of the reluctance of many brokerage firms and institutional investors to recommend lower-priced stocks to their clients or to hold them in their own portfolios. Certain policies and practices of the securities industry may tend to discourage individual brokers within those firms from dealing in lower-priced stocks. Some of those policies and practices involve time-consuming procedures that make the handling of lower-priced stocks economically unattractive. The brokerage commission on a sale of lower-priced stock may also represent a higher percentage of the sale price than the brokerage commission on a higher-priced issue.

Any reduction in brokerage commissions resulting from a reverse stock split may be offset, however, in whole or in part, by increased brokerage commissions which will be required to be paid by stockholders selling “odd lots” created by such reverse stock split.

The increase in the difference between the authorized number of shares of our Common Stock and the number of shares outstanding or committed could have the advantage of permitting us to issue shares for acquisition, sale of equity, conversion of convertible debt, and other purposes that could improve our financial position.

If the reverse stock split is approved by our stockholders, the board of directors will have authority without further stockholder approval to effect a reverse stock split of one share of new Common Stock for each outstanding five, seven, ten or fifteen shares of old Common Stock.

Upon determination of the exact ratio of the reverse stock split and the filing of appropriate documents to effect such reverse stock split, the board will notify stockholders that the reverse stock split has been effected. In addition, the board shall have authority to determine the exact timing of the reverse stock split.

Our reporting obligations under the Exchange Act should not be affected by the changes in capitalization contemplated pursuant to the reverse stock split. No significant reduction should be anticipated in the number of record holders of our Common Stock below its record date level of approximately            , which is and will continue to be above the Exchange Act’s going-private threshold of fewer than 300. We have no intention of terminating the registration of our Common Stock under the Exchange Act, and the reverse stock split is not the first step in a going private transaction, nor do we have any present intention of going private. In addition, the reverse stock split is not intended to result in a concentration of power in a small number of stockholders.

Possible Disadvantages

The board of directors is hopeful that the decrease in the number of shares of our outstanding Common Stock will stimulate interest in our Common Stock and possibly promote greater liquidity. However, the possibility exists that such liquidity may be adversely affected by the reduced number of shares which would be outstanding if the proposed reverse stock split is effected. The reverse stock split will reduce the number of shares of our Common Stock which are issued and outstanding as of July 19, 2002 to between 639,147 (if a one-for-fifteen (1:15) reverse stock split is effected) and 1,917,200 if a one-for-five (1:5) reverse stock split is effected). Fewer publicly held shares may result in lower trading volume, which may reduce the financial community’s interest in our Common Stock. A lower trading volume for our Common Stock may also depress the market price of shares of our Common Stock.

The board of directors is hopeful that the proposed reverse stock split will result in a price level for the shares that will mitigate any reluctance of brokerage firms to recommend our Common Stock to their clients and diminish the adverse impact of trading commissions on the potential market for the our shares. However, there can be no assurance that the proposed reverse stock split will achieve these desired results, nor can there be any assurance that the price per share of our Common Stock immediately after the proposed reverse stock split will increase proportionately with the reverse stock split or that any increase can be sustained for a prolonged period of time.

Although the board of directors is optimistic that the reverse stock split will increase the market price of our Common Stock above the minimum $1.00 bid price required by the Nasdaq continued listing maintenance criteria, no assurance can be made that the reverse stock split will have this affect or, even if so affected, that we will satisfy the remaining continued listing maintenance criteria requirements and other requirements of Nasdaq.

If the reverse stock split takes place, the reduction in the number of shares of our Common Stock resulting from the reverse stock split will cause a corresponding increase in the number of outstanding shares of authorized but unissued shares of our Common Stock, which shares will again be available for issuance. As a result of this increase in authorized and unissued shares of our Common Stock, additional shares will be available in the event the board of directors determines that it is necessary or appropriate to raise additional capital through the sale of securities in the public or private markets, enter into a strategic relationship with another company, grant options to our employees or acquire another company, business or assets, or in other events. Common Stock would be authorized to be issued in the discretion of the board of directors without stockholder approval of each issuance. If Proposal No. 2 is approved by our stockholders, the board does not intend to solicit further stockholder approval prior to the issuance of any additional shares of Common Stock, unless applicable law or regulation requires otherwise. In the event we issue additional shares of Common Stock, such issuance may depress the price of currently outstanding shares of Common Stock or impair the liquidity of such shares. In addition, the issuance may be on terms that are dilutive to stockholders. Issuance of additional shares may also have the effect of diluting the earnings per share and book value per share of shares of Common Stock currently outstanding.

The reverse stock split will cause the number of “odd-lot” holders to go up and cause the number of “round-lot” holders of our Common Stock to go down. The number of round-lot holders is a common measure of a stock’s distribution, and a lower number may reflect more negatively on our Common Stock. Higher numbers of odd-lot holders may become reluctant to trade their shares because of any stigma or higher commissions associated with odd-lot trading. This may negatively impact the average trading volume and thereby diminish interest in our Common Stock by some investors and advisors.

Potential Anti-Takeover Effect of Authorized but Unissued Securities

The reverse stock split would result in a greater spread between the number of authorized shares and the number of outstanding shares. The issuance of shares of Common Stock or preferred stock under particular circumstances may have the effect of discouraging an attempt to change control of our company, especially in the event of a hostile takeover bid. The increase in the spread between authorized and issued (and committed) Common Stock recommended by the board of directors could have the overall effect of rendering more difficult the accomplishment of an acquisition of our company, and to make more difficult the removal of our incumbent management. Common Stock would be authorized for issuance in the discretion of the board without stockholder approval of each issuance. The proportionate increase in the authorized number of shares of Common Stock could have an advantage of permitting us to issue shares for other purposes that could improve our financial position. However, the proportionately larger spread between authorized shares and outstanding (or committed) shares might be used to increase the stock ownership or voting rights of persons seeking to obtain control of our company; and this anti-takeover effect could benefit incumbent management at the expense of the stockholders. Issuance of additional shares also could have the effect of diluting any earnings per share and book value per share of shares outstanding of Common Stock.

We may issue new securities without first offering them to stockholders. The holders of shares of our Common Stock have no preemptive rights. Preemptive rights would have given stockholders a right to purchase pro rata new securities issued by us. Preemptive rights protect such holders from dilution to some extent by allowing holders to purchase shares according to their percentage ownership in each issuance of new securities. Therefore, we may issue our shares in a manner that dilutes our current stockholders.

Exchange of Certificates and Fractional Shares

At the Effective Date of the reverse stock split, each share of old Common Stock issued and outstanding immediately prior thereto will be reclassified as and changed into the appropriate fraction of a share of our new Common Stock. Shortly after the Effective Date, we will send transmittal forms to the holders of the old Common Stock to be used in forwarding their certificates formerly representing shares of old Common Stock for surrender and exchange for certificates representing whole shares of new Common Stock.

No fractional shares of common stock or scrip representing fractional shares of Common Stock will be issued in connection with the reverse stock split. In lieu of issuing fractional shares, each fractional share will be rounded up to the next highest whole shares of Common Stock.

Mellon Investor Services will act as our “Exchange Agent” to act for holders of old Common Stock in implementing the exchange of their certificates. Do not send stock certificates until you receive a notice requesting you to transmit them to the exchange agent.

If this Proposal No. 2 is approved by our stockholders and an amendment to our Restated Certificate of Incorporation with respect to the reverse stock split is filed, stockholders will be notified and requested to surrender their certificates representing shares of old Common Stock to the Exchange Agent in exchange for certificates representing new common stock. Beginning on the Effective Date, each certificate representing shares of old Common Stock will be deemed for all corporate purposes to evidence ownership of a proportionate number of shares of new Common Stock in addition to any additional shares as a result of rounding up to account for fractional interests.

The number of record holders of our Common Stock on the record date was approximately            . Because we will not be issuing cash in lieu of fractional shares, but will be rounding up to the next highest whole share, any reverse stock split would have no effect on the number of record holders, the number of beneficial owners of our Common Stock, our SEC periodic reporting requirements or our compliance with Nasdaq Stock SmallCap Market listing requirements other than the desired increase in the bid price of our Common Stock on Nasdaq. In addition, Nasdaq requires that there be at least 300 round lot holders of common stock (i.e. 100 or more shares owned) for continued listing. Based upon the current number of record holders of our Common Stock, even with a 1:15 reverse stock split, this test should be met. Holders of Common Stock will continue to be entitled to receive such dividends as may be declared by the board of directors. To date, no cash dividends on our Common Stock have been paid by us. No assurance can be given, however, that the Common Stock will continue to be authorized for trading on the Nasdaq.

Vote Required

A vote of the majority of the votes cast on the proposal, in person or by proxy, at the special meeting is required for approval of this proposal. Voting will be conducted separately as to each of the five proposed reverse stock split ratios, and you may vote as to each ratio as you believe appropriate.

Recommendation

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE RESOLUTION APPROVING AN AMENDMENT TO THE RESTATED CERTIFICATE OF INCORPORATION TO GRANT OUR BOARD OF DIRECTORS AUTHORITY TO AMEND OUR CERTIFICATE OF INCORPORATION TO AUTHORIZE A ONE-FOR-FIVE (1:5), ONE-FOR-SEVEN (1:7), ONE-FOR TEN (1:10), OR ONE-FOR-FIFTEEN (1:15) REVERSE STOCK SPLIT OF OUR COMMON STOCK, AND AUTHORIZING THE BOARD TO ABANDON ANY PROPOSED REVERSE STOCK SPLIT RATIO AT ANY TIME PRIOR TO THE FILING OF THE AMENDMENT TO OUR RESTATED CERTIFICATE OF INCORPORATION TO REFLECT THE REVERSE STOCK SPLIT WITHOUT FURTHER ACTION BY THE STOCKHOLDERS.

PROPOSAL NO. 3

AMENDMENT TO THE RESTATED CERTIFICATE OF INCORPORATION TO PERMIT STOCKHOLDER ACTION BY WRITTEN CONSENT WITHOUT A MEETING

The Proposal

At the meeting, we will ask our stockholders to consider and vote on the following proposed resolution, which has been approved and recommended by our board of directors:

“RESOLVED, that Article Sixth of the Company’s Restated Certificate of Incorporation be repealed.”

If adopted, this resolution will be implemented by amending and restating the Restated Certificate of Incorporation. The complete text of the proposed Amended and Restated Certificate of Incorporation is attached hereto as Appendix A.

Reasons for the Proposal

Our board of directors has approved and recommended this proposal to the stockholders in order to permit action by stockholders to be taken by written consent without a meeting. Article Sixth of our Restated Certificate of Incorporation currently provides that no action may be taken by our stockholders except at an annual or special meeting of stockholders. Article Sixth also contains provisions regarding the calling of special meetings.

Section 228 of the Delaware General Corporation Law provides that, unless a company’s certificate of incorporation states otherwise, any action that is required to be taken, or may be taken, at any annual or special meeting of the stockholders, may be taken without a meeting, without prior notice and without a vote if consents in writing are signed by the holders of not less than the minimum number of votes that would be necessary to authorize such action at a meeting at which all shares entitled to vote thereon were present and voted. The rule requires companies to promptly deliver notice of such action to stockholders who did not deliver their written consents but who would have been entitled to vote on the action had there been a meeting.

We believe that the ability of the Company to seek stockholder approval of actions by written consent will provide us with the flexibility to take actions as directed by the stockholders in a more prompt and cost effective manner than at a stockholders’ meeting. We believe that we will be able to seek stockholder approval more quickly and with less expense if we do not have to call a meeting and solicit proxies and votes of all the stockholders, which, under applicable law, requires us to deliver advance notice of the meeting and a proxy statement prepared in compliance with the Exchange Act. If the proposal is adopted we could avail ourselves of Delaware corporate law and solicit the written requisite consent of holders of not less than the minimum number of votes that would be necessary to authorize such action at a meeting at which all shares entitled to vote thereon are present and voted, and promptly deliver an Information Statement describing the action taken to the stockholders who did not consent but who would have been entitled to vote thereon had there been a meeting.

If Article Sixth is repealed, the persons who can call special meetings will be governed by our bylaws, rather than our Restated Certificate of Incorporation.

We will continue to hold an annual meeting for the election of our directors each year

Vote Required

Approval of this amendment requires the affirmative vote of a 60% of the total voting power of all outstanding shares of our Common Stock. ComVest, Commonwealth and certain affiliates thereof, which as of the record date collectively own approximately             % of our outstanding shares of Common Stock, have indicated their intention to vote in favor of this proposal.

Recommendation

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” APPROVAL OF AN AMENDMENT TO THE RESTATED CERTIFICATE OF INCORPORATION ALLOWING STOCKHOLDER ACTION TO BE TAKEN BY WRITTEN CONSENT WITHOUT A MEETING.

PROPOSAL NO. 4

AMENDMENT TO THE RESTATED CERTIFICATE OF INCORPORATION TO PROVIDE FOR APPROVAL OF ALL ACTIONS SUBMITTED TO STOCKHOLDERS BY MAJORITY VOTE (WITH THE EXCEPTION OF THE ELECTION OF DIRECTORS, WHICH REQUIRES A PLURALITY)

The Proposal

At the meeting, we will ask our stockholders to consider and vote on the following proposed resolutions, which has been approved and recommended by our board of directors:

“RESOLVED, that Article Eighth of the Company’s Restated Certificate of Incorporation be repealed; and it is further

RESOLVED, that the Article Ninth of the Company’s Restated Certificate of Incorporation be amended by deleting the second sentence thereof.”

If adopted, this resolution will be implemented by amending and restating the Restated Certificate of Incorporation. The complete text of the proposed Amended and Restated Certificate of Incorporation is attached hereto as Appendix A.

Reasons for the Proposal

Our board of directors has approved and recommended this proposal to the stockholders in order to permit action by stockholders to be approved by majority vote for all matters that come before the stockholders (with the exception of the election of directors, which requires a plurality). Articles Eighth and Ninth of our Restated Certificate of Incorporation currently contain provisions requiring that certain specified actions may be taken only with the approval of sixty percent (60%) of the total voting power of all outstanding shares of Common Stock. Article Eighth currently requires such a vote in connection with mergers, consolidations, other business reorganizations or combinations and sales of substantially all of the Company’s assets. Article Ninth currently requires a 60% vote to amend or repeal Articles Sixth, Seventh (relating to the classified board), Eighth and Ninth.

Section 216 of the Delaware General Corporation Law provides that “in all matters other than the election of directors, the affirmative vote of a majority of shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the stockholders.” Section 216 further provides that “directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors.”

The proposed amendments to the Restated Certificate of Incorporation will enable the Company to avail itself of Section 216 of the Delaware General Corporation Law. We believe this will bring us into alignment with the current and more equitable state of the law with respect to voting by stockholders.

Vote Required

Approval of this amendment requires the affirmative vote of a 60% of the total voting power of all outstanding shares of our Common Stock. ComVest, Commonwealth and certain affiliates thereof, which as of the record date collectively own approximately             % of our outstanding shares of Common Stock, have indicated their intention to vote in favor of this proposal.

Recommendation

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” APPROVAL OF AN AMENDMENT TO THE RESTATED CERTIFICATE OF INCORPORATION TO PROVIDE FOR MAJORITY VOTE ON ALL MATTERS TO BE VOTED ON BY STOCKHOLDERS.

PROPOSAL NO. 5

ADOPTION OF THE COMPANY’S 2002 EMPLOYEE AND NON-EMPLOYEE DIRECTOR
STOCK INCENTIVE PLAN

The Proposal

At the meeting, we will ask our stockholders to consider and vote on adoption of the Comdial Corporation 2002 Employee and Non-Employee Director Stock Incentive Plan (the “2002 Plan”). The 2002 Plan was adopted by our board of directors on July 2, 2002, subject to approval by the stockholders of the Company at the special meeting.

The 2002 Plan is intended to replace the 1992 Stock Incentive Plan and 1992 Non-Employee Directors Stock Incentive Plan (together the “1992 Plans”), each of which expired according to their terms on March 5, 2002. The Company had previously proposed a plan to replace the 1992 Plans, but that proposed plan was rejected by stockholders at the annual meeting of stockholders on May 17, 2002. The material differences between the 2002 Plan and the plan that was rejected by stockholders are the number of shares reserved for issuance under the plans (2,500,000 under the rejected plan and 10,000,000 under the 2002 Plan) and the number of shares available for issuance to any eligible individual in a calendar year (900,000 in the rejected plan and 5,000,000 in the 2002 Plan).

As of July 12, 2002, 1,151,190 shares are subject to outstanding options under the 1992 Stock Incentive Plan and 102,000 shares are subject to outstanding options under the 1992 Non-Employee Directors Stock Incentive Plan. Because the 1992 Plans have expired, there are no longer any shares available for future grants under the 1992 Plans. The shares subject to outstanding options granted under the 1992 Plans will remain outstanding until their early exercise, expiration, termination or cancellation.

Upon approval by the stockholders, 10,000,000 new shares of Common Stock will be reserved for issuance under the 2002 Plan (on a pre-split basis) and the issuance of restricted shares, options or other similar awards will be governed by the terms of the 2002 Plan. Assuming the stockholders approve Proposal No. 2 concerning a reverse stock split of our Common Stock, the number of shares of Common Stock to be reserved for issuance under the 2002 Plan will be reduced to reflect any reverse stock split effected by the board of directors. For example, if, after receiving stockholder approval, our board determines to effect a one-for-five (1:5) reverse stock split, the number of shares of Common Stock reserved for issuance under the 2002 Plan will be reduced to 2,000,000 from 10,000,000.

The 2002 Plan authorizes the board of directors or a committee appointed by the board to administer the 2002 Plan (the “Committee”) to grant options to purchase shares of the Company’s Common Stock (“Options”) and/or awards of restricted stock (“Restricted Stock”) to officers, key employees, directors, consultants and advisors of the Company.

Reasons for the Proposal

The purposes of the 2002 Plan are to enable the Company to attract and retain officers and key employees and to align the interests of such persons, members of the board of directors and consultants of the Company with the interests of stockholders by giving them a personal interest in the value of the Company’s Common Stock.

Summary of the Plan

THE FOLLOWING GENERAL DESCRIPTION OF CERTAIN FEATURES OF THE 2002 PLAN IS QUALIFIED IN ITS ENTIRETY TO REFERENCE TO THE 2002 PLAN, WHICH IS ATTACHED AS APPENDIX C TO THIS PROXY STATEMENT.

Shares Available Under the 2002 Plan.    Subject to adjustment as provided in the 2002 Plan, the number of shares of Common Stock that may be issued or transferred and covered by outstanding awards granted under the 2002 Plan will not in the aggregate exceed 10,000,000 newly authorized shares of Common Stock available under the Plan which may be original issue shares, treasury shares, or a combination thereof.

The following table sets forth the benefits currently expected to be provided under the 2002 Plan to the Company’s chief executive officer and chief financial officer. The Company has no other current plans to provide any benefits under the 2002 Plan to any other executive officer, director or employees.

NEW PLAN BENEFITS

2002 Employee and Non-Employee Director Stock Incentive Plan

	Dollar Value($)
Name and Position	5% 10%(1)	Number of Units
Nickolas A. Branica, President & CEO	$1,138,190/$1,812,377	1,588,068	(2)
Paul K. Suijk, Senior Vice President & CFO	$389,917/$620,877	544,034	(3)
Executive Group	$1,528,107/$2,433,254	2,132,102
Non-Executive Director Group	$0.00	0
Non-Executive Officer Employee Group	$0.00	0

(1)
The potential realized values in the table assume that the market price of the Company’s Common Stock appreciates in value from the date of grant to the end of the option term at the annualized rates of five percent and ten percent, respectively. The actual value, if any, an executive may realize will depend on the excess, if any, of the stock price over the exercise price on the date the option is exercised. There is no assurance that the value realized by an executive will be at or near the value estimated in the table.

(2)
Represents options granted, subject to stockholder approval of the 2002 Plan, pursuant to an amendment to Mr. Branica’s executive employment agreement, the exercise price of which is $0.44 per share, which was the closing price of the Common Stock two days after the initial closing of the Bridge Financing. Of these options, 500,000 shall be immediately exercisable and the remainder shall vest in three (3) equal annual installments commencing one (1) year from the date of grant; provided however, all such options are subject to early termination if the Company fails to complete the contemplated Subsequent Placement.

(3)
Represents options granted, subject to stockholder approval, to Mr. Suijk, pursuant to the terms of an amendment to the December 12, 2001 letter describing the terms of Mr. Suijk’s continued employment with the Company. The exercise price of these options shall be $0.44 per share, which was the closing price of the Common Stock two days after the initial closing of the Bridge Financing. All of Mr. Suijk’s options shall be exercisable as of the date of grant.

Eligibility.    Officers, other key salaried employees of the Company, consultants of the Company and members of the board of directors may be selected by the Committee to receive benefits under the 2002 Plan. It is estimated that approximately forty (40) individuals currently are eligible to participate in the 2002 Plan.

Options.    Options granted to eligible employees under the 2002 Plan may be Options that are intended to qualify as “incentive stock options” within the meaning of Section 422 of the Code (“ISOs”)

or Options that are not intended to so qualify (“Nonstatutory Options”). Options granted to members of the Board of Directors or consultants will be Nonstatutory Options.

The purchase price of the Common Stock that is the subject of any Option may be not less than the fair market value of the Common Stock on the date the Option is granted. ISOs granted to an individual who owns (or is deemed to own) at least 10% of the total combined voting power of all classes of stock of the Company must have an exercise price of at least 110% of the fair market value of the Common Stock on the date of grant and a term of no more than five years. The option price is payable at the time of exercise in (i) cash, (ii) delivery to the Company of whole shares of Common Stock already owned by the participant for at least six months, valued at fair market value on the day immediately preceding the date of exercise, (iii) at the discretion of the Committee, a recourse promissory note secured by a pledge of the shares of Common Stock and a personal guarantee, or (ix) a combination of any of the above equal to the Option price for the shares. The 2002 Plan also authorizes a participant to exercise an Option by delivery of a signed, irrevocable notice of exercise, accompanied by payment in full of the option price by the participant’s stockbroker and an irrevocable instruction to the Company to deliver the shares of Common Stock issuable upon exercise of the Option promptly to the participant’s stockbroker for the participant’s account, provided that at the time of such exercise, such exercise would not be illegal under the federal securities laws, including laws governing margin loans.

No Options may be exercised more than 10 years from the date of grant. Each employee’s, director’s or consultant’s stock option agreement may specify the period of continuous service with the Company that is necessary before the Option will become exercisable. If the participant ends his or her employment or other relationship with the Company for any reason other than retirement, disability or death, the Options shall terminate immediately upon the date of termination, unless the Committee decides in its sole discretion, to waive the termination and amends the participant’s option agreement to provide for an extended exercise period, all as specified in the employee’s, director’s or consultant’s stock option agreement. Any option agreement may, in the Committee’s sole discretion, allow for the participant, his or her personal representative or his or her heirs, to exercise the Options after the termination of his or her employment or other relationship with the Company for reason of the death or disability of the participant, provided, however, that in the event of the death of the participant, such Options may only be exercised for up to one year after death and, provided, further, that if such Options are ISOs, in the event of the disability of the participant, such ISOs may only be exercised for up to one year after disability of participant. Successive grants may be made to the same recipient regardless of whether Options previously granted to him or her remain unexercised.

Transferability.    No Option may be transferred other than by will or the laws of descent and distribution. Notwithstanding the foregoing, the Committee may, in its discretion, permit a participant to transfer all or a portion of his or her Options to members of his or her immediate family, to trusts for the benefit of members of his or her immediate family, or to family partnerships in which immediate family members are the only partners, provided that the participant receive no consideration for such transfer and that such Options shall be subject to termination as if the Options were in the hands of the transferor. The Committee may also, in its discretion, permit a consultant to transfer all or a portion of the Options granted by reason of services he or she performs for the Company as an employee or partner of a consulting firm to his or her consulting firm, provided that such Options shall still be subject to termination as if the Options were in the hands of the transferor, or permit a consultant which is organized as a partnership or limited liability company to transfer the Options to its members, subject to termination if the consultant ends its relationship with the Company.

Covenants Not to Compete.    The Committee may, in its discretion, condition any Option granted to an employee, consultant or director on such participant’s agreement to enter into a covenant not to compete with the Company as the Committee may deem to be desirable. Such covenant not to compete shall be set forth in the participant’s stock option agreement, and the stock option agreement shall provide that the Option shall be forfeited immediately, whether otherwise vested or not, if the board of directors determines that the participant has violated his or her covenant not to compete. In addition, in the Committee’s discretion, the participant’s stock option agreement may also provide that if the participant breaches his or her covenant not to compete, the Company shall have the right to repurchase any shares of Common Stock previously issued to the participant pursuant to an exercise of the Option, at a repurchase price equal to the option price paid by the participant.

Adjustments.    The maximum number of shares that may be issued or transferred under the 2002 Plan and the number of shares covered by outstanding Options and the option prices per share applicable thereto are subject to adjustment in the event of stock dividends, stock splits, combinations, exchanges of shares, recapitalizations, mergers, consolidations, liquidation of the Company, and similar transactions or events.

Administration and Amendments.    The 2002 Plan will be administered by the board of directors, or if the board determines it is desirable to delegate its authority to administer the 2002 Plan, by a committee appointed by the board, which may be the Compensation Committee. In connection with its administration of the 2002 Plan, the board and any committee are authorized to interpret the 2002 Plan and related agreements and other documents.

The 2002 Plan may be amended from time to time by the Board of Directors in such respects as it deems advisable. Further approval by the stockholders of the Company will be required for any amendment that would (i) increase the aggregate number of shares of Common Stock that may be issued under the 2002 Plan, (ii) materially change the classes of persons eligible to participate in the Plan, or (iii) otherwise cause Rule 16b-3 under the Exchange Act to cease to be applicable to the 2002 Plan. No amendment may change the Plan so as to cause any Option intended to be an ISO to fail to meet the Internal Revenue Code requirements for an incentive stock option. No amendment may change any rights an optionee may have under any outstanding Option without the written consent of the optionee except for the termination of the Plan and outstanding Options upon adequate provision being made by the Board of Directors for the payment to an optionee of the excess of fair value, as defined in the Plan, over the exercise price for any vested Options. The Board may at any time terminate or discontinue the 2002 Plan. Unless terminated sooner, the 2002 Plan will continue in effect until all Options granted thereunder have expired or been exercised, provided that no Options may be granted after 10 years from the date the Board of Directors adopted the 2002 Plan.

Federal Income Tax Consequences

The following is a brief summary of certain of the federal income tax consequences of certain transactions under the 2002 Plan based on federal income tax laws in effect on April 13, 2002. This summary is not intended to be exhaustive and does not describe state or local tax consequences.

Nonstatutory Options.    In general, (i) an employee or director will not recognize taxable income at the time he or she is granted Nonstatutory Options; (ii) at the time of exercise of a Nonstatutory Option, ordinary income will be recognized by the employee in an amount equal to the difference between the option price paid for the shares and the fair market value of the shares; and (iii) at the time of sale of shares acquired pursuant to the exercise of a Nonstatutory Option, any appreciation (or depreciation) in the value of the shares after the date of exercise will be treated as either short-term or long-term capital gain (or loss) depending on how long the shares have been held.

Incentive Stock Options.    No income generally will be recognized by an employee upon either the grant or the exercise of an ISO. If the shares of Common Stock issued to an employee pursuant to the exercise of an ISO and the shares are not sold or otherwise transferred by the employee within two years after the date of grant or within one year after the transfer of the shares to the employee, then upon the sale of the shares any amount realized in excess of the option price will be taxed to the employee as long-term capital gain and any loss sustained will be a long-term capital loss. Although an employee will not realize ordinary income upon the exercise of an ISO, if the shares are sold or transferred after the expiration of the one-year or two-year holding periods described above, the excess of the fair market value of the Common Stock acquired at the time of exercise over the option price may constitute an adjustment in computing alternative minimum taxable income under Section 56 of the Code and, thus, may result in the imposition of the “alternative minimum tax” pursuant to Section 55 of the Code on the employee.

If shares of Common Stock acquired upon the exercise of an ISO are disposed of before the expiration of one-year or two-year holding periods described above, including where the employee pays the option price through a so-called cashless exercise, the employee generally will recognize ordinary income in the year of disposition in an amount equal to any excess of the fair market value of the shares at the time of exercise (or, if less, the amount realized on the disposition of the shares in a sale or exchange) over the option price paid for the shares. Any further gain (or loss) realized by the employee generally will be taxed as short-term or long-term capital gain (or loss) depending on the holding period.

Tax Consequences to the Company.    To the extent that the recipient of an Option recognizes ordinary income in the circumstances described above, the Company generally will be entitled to a corresponding federal income tax deduction, provided that, among other things, (i) the income meets the test of reasonableness, and is an ordinary and necessary business expense; (ii) the benefits do not constitute an “excess parachute payment” within the meaning of Section 280G of the Code; and (iii) the deduction is not disallowed because the compensation paid to the employee during the period exceeds the $1 million limitation on executive compensation of named executive officers.

Vote Required

Approval of this proposal requires the affirmative vote of a majority of our outstanding shares of common stock. ComVest, Commonwealth and certain affiliates thereof, which as of the record date collectively own approximately            % of our outstanding shares of Common Stock, have indicated their intention to vote in favor of this proposal.

Recommendation

THE BOARD OF DIRECTORS HAS APPROVED THE 2002 INCENTIVE STOCK OPTION PLAN AND RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” APPROVAL OF THE 2002 EMPLOYEE AND NON-EMPLOYEE DIRECTOR STOCK INCENTIVE PLAN.

PROPOSAL NO. 6

BRIDGE FINANCING

The Proposal

At the meeting, we will ask our stockholders to vote on a proposal to ratify the private placement we completed in our recent Bridge Financing.

Reason for the Proposal

On June 21, 2002 and July 12, 2002, we conducted an initial and subsequent closing, respectively, of the Bridge Financing, which resulted in total gross proceeds of $3,000,000 and net proceeds (after deduction of fees and expenses of ComVest) of approximately $2,500,000. Pursuant to the Bridge Financing, we issued $3,000,000 principal amount of Bridge Notes, 13.33% of which is convertible into Common Stock at $0.01 per share or approximately 39,990,000 shares (53,320,000 shares if the entire $4,000,000 Bridge Financing is completed). The Bridge Notes mature on October 18, 2002, but contain extension provisions. Upon receipt of stockholder approval to increase the Company’s available authorized shares pursuant to Proposal No. 1, the maturity date will be extended to 12 months. There is also a 90 day extension provision in the event the contemplated subsequent financing discussed below is unsuccessful. The Bridge Financing has had the effect of significantly diluting the interests of our Common Stockholders. In addition, the holders of the Bridge Notes will have prior rights to assets than the holders of our Common Stock, subject to the senior rights of Bank of America.

In connection with the Bridge Financing, ComVest received the right to designate a majority of our Board of Directors. Furthermore, the private placement of the Bridge Notes to ComVest in the Bridge Financing resulted in the sale of securities exercisable at a price less than market value into more than 20% of our Common Stock outstanding before the issuance. Furthermore, as a result of ComVest’s right to designate the majority of the Board of Directors and the issuance of the Bridge Notes, we have undergone a change of control.

We were required by Nasdaq’s Marketplace Rules to seek stockholder approval prior to undertaking the Bridge Financing, but because of the time constraints we faced in completing the Bridge Financing, we did not seek this consent and failed to comply with Nasdaq’s rules. However, we would like to be able to present information to Nasdaq that would show that had our stockholders been given the opportunity to vote on the proposed Bridge Financing, they would have approved the transaction. To help us obtain this information, we are requesting the stockholders approve this proposal.

There are no consequences to the Company if the stockholders fail to approve this proposal because the Company has already been notified that it may be delisted from Nasdaq as a result of its failure to obtain the required prior consent, and the Company intends to take no action if the stockholders do not approve this proposal. Moreover, there are no assurances that our obtaining stockholder approval for this proposal will mitigate the consequences of our failure to obtain the required prior consent or will prevent our stock from being delisted from Nasdaq. As discussed above, the Company is not in compliance with certain other Nasdaq Marketplace Rules, and failure to comply with one or more of these other rules may result in our Common Stock being delisted from Nasdaq.

Vote Required

Ratification of the Bridge Financing requires the affirmative vote of a majority of our outstanding shares of Common Stock.

Recommendation

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” RATIFICATION OF THE BRIDGE FINANCING.

The following information with respect to the changes and expected changes in our board of directors is being provided to our stockholders pursuant to Rule 14(f)-1 of the Exchange Act. We are not asking for a proxy with respect to our board changes and you are not requested to send us a proxy with respect to our board changes.

MANAGEMENT

Board of Directors

Our board of directors is currently set at five (5) members divided into three classes, A, B and C. One class of directors is elected each year to hold office for a three-year term and until successors of such directors are chosen and have qualified. The classes are staggered so that their terms expire in successive years resulting in the election of only one class of directors each year. The board is required by the Restated Certificate of Incorporation to apportion its directorships among the three classes so that the number of directors in each class will be as nearly equal as possible. Pursuant to the terms of the Restated Certificate of Incorporation and our Bylaws, the board of directors has the power to change the number of directors by resolution.

Our board of directors is currently comprised of the following four individuals: Nickolas A. Branica, Sanford Schlitt, Travis Lee Provow and Joseph Wynne. As discussed herein under “Recent Developments,” Keith Rosenbloom will be appointed to the board ten days after the mailing of this Information and Proxy Statement.

Certain information regarding each of our directors and Mr. Rosenbloom, including their principal occupation or employment during the past five years, is set forth below:

Sanford Schlitt (57) has been President of Spenford Funding Group, Inc., a privately held Sarasota, Florida firm engaged in business consulting and financing, since 1987. Mr. Schlitt has had extensive experience in private industry, previously serving as Chairman of the Board of Reliance Audio Visual Corp., President of Bruning Microflim Corporation, President of Preflight Film Processing Corp. and as senior executive of many other successful business ventures. Concurrent with his business career, Mr. Schlitt served 35 years with the Air Force Reserve, retiring in 2001 as a Brigadier General. In his last ten years of duty, Mr. Schlitt was assigned directly to the Secretary of the Air Force at the Pentagon as the Senior Reserve Officer in Acquisition. His responsibilities included assisting in setting Air Force wide policies for the science, technology, program management, contracting and acquisition of weapon systems and associated support. Mr. Schlitt has also served on the staffs of Senator and later Vice President Hubert H. Humphrey, and of Senator Walter F. Mondale. Mr. Schlitt has served as a director of the Company since 2001 and is a member of the Audit and Compensation Committees and is Chairman of the Nominating Committee. Mr. Schlitt’s term as a board member expires in 2004.

Nickolas A. Branica (49) has been President and Chief Executive Officer of Comdial since October 2000. In 1992, Mr. Branica started Key Voice Technologies, Inc.(“KVT”) in Sarasota, Florida, and served as its President and Chief Executive Officer. In March 1996, Comdial Corporation acquired KVT with the stipulation that Mr. Branica would remain as President and Chief Executive Officer of KVT. Before joining Comdial, Mr. Branica held management positions with Elcotel and Compass

Technologies/Octel Corporation, both public telecommunications companies. Mr. Branica’s term as a board member expires in 2005.

T. Lee Provow (44) has served as President and Managing Director of Commonwealth Holdings, LLC, a private investment fund, since January 2002. He is also a Manager of ComVest Management, ComVest’s general partner. From January 2000 to December 2001, he served as the President and Chief Executive Officer of Intelispan, a provider of network solutions and enabler or electronic communications. Mr. Provow was appointed to our board of directors in June 2002 as a designee of ComVest. His term as a board member expires in 2005.

Joseph Wynne (37) has served as Chief Financial Officer and secretary of CAMC, Commonwealth’s general partner, for more than the last five years. Mr. Wynne was appointed to our board of directors in June 2002 as a designee of ComVest. His term as a board member expires in 2003.

Keith Rosenbloom (34) has served as Managing Director of Merchant Banking for Commonwealth for more than the last five years. He is also a Manager of ComVest Management, ComVest’s general partner. Mr. Rosenbloom will be appointed to our board of directors following the mailing of this Information and Proxy Statement as a designee of ComVest. His term as a board member will expire in 2004.

Board Meetings

The Board of Directors held four (4) regularly scheduled meetings and ten (10) special meetings in 2001. During 2001, all directors attended at least 75% of the aggregate number of meetings of the Board of Directors and standing Committees on which they served.

Committees

Our board of directors has established Audit, Compensation and Nominating Committees as well as certain other committees. The Audit Committee held six (6) meetings in 2001. The Audit Committee operates under a formal written charter which was attached to last year’s proxy statement for the annual meeting of stockholders, and its principal functions are to recommend to the board of directors the firm of independent auditors to serve the Company each fiscal year and to review the plan and results of the audit by the independent accountants as well as the scope, results, and adequacy of the Company’s systems of internal accounting controls and procedures. The Audit Committee reviews the independence of such accountants and reviews their fees for audit and non-audit services rendered to the Company. During 2001, the Audit Committee discussed the accounting principles used to prepare the Company’s financial statements, reviewed both the audit and any non-audit activities performed by the Company’s prior independent certified public accountants, Deloitte & Touche LLP, and the Company’s current independent certified public accountants, Ernst & Young LLP, and met separately and privately with the independent accountants and certain Company employees to ensure that the scope of their activities has not been restricted and that adequate responses to their recommendations have been received. Based on its evaluation, the Audit Committee decided in April 2001 to replace Deloitte & Touche LLP, and appointed Ernst & Young LLP who have since served as the Company’s independent certified public accountants.

During 2001, the members of the Audit Committee included Dianne C. Walker (Chair), Robert P. Collins, Mr. Schlitt and John W. Rosenblum. Mr. Rosenblum resigned as a director on June 15, 2001. Upon Ms. Walker’s resignation from the Board on February 15, 2002, the Board appointed Stewart S. Sutcliffe to the Board of Directors and also to serve as chair of the Audit Committee on February 15, 2002. Mr. Sutcliffe was previously a partner with Ernst & Young LLP in Canada, having retired in 1997, and now is an independent consultant. Because Mr. Sutcliffe’s presence on the Board of Directors created auditor independence concerns, Mr. Sutcliffe graciously agreed to resign from the board in March 2002. As a result of Mr. Sutcliffe’s departure from the Board, the Audit Committee was left with two independent directors in violation of the listing standards of the Nasdaq Stock Market requiring that an Audit Committee of a member company be comprised solely of at least three “independent” directors. The board determined that this situation qualified as exceptional, and even though he was not considered independent as that term is defined in the Nasdaq rules, our board of directors appointed David P. Berg to serve on the Audit Committee because of his financial and business experience and because he did not have any conflicts that would likely detract from his ability to exercise independent judgment. Because the board determined that Mr. Berg’s membership on the Audit Committee was in the best interests of the Company and its stockholders at the time, his appointment was therefore permitted by Nasdaq rules.

Mr. Collins and Mr. Berg each resigned from the board on June 21, 2002. Accordingly, because the Audit Committee currently has one member, the Company is not in compliance with the Nasdaq Marketplace Rules concerning Audit Committees, and also is not in compliance with Nasdaq Marketplace Rules requiring us to maintain a sufficient number of independent directors of our board to satisfy the Nasdaq Marketplace Rules concerning Audit Committees.

The Compensation Committee held two (2) meetings in 2001. Its principal functions are to approve remuneration of the officers of the Company, review certain benefit programs, and approve and administer remuneration plans, including the stock incentive plan and any employee bonus programs of the Company. The Report of the Compensation Committee on executive compensation is set forth beginning on page    of this Information and Proxy Statement. During 2001, the members of the Compensation Committee included Ms. Dreyer (Chair), Ms. Walker, Mr. Collins and Mr. Berg. Upon Ms. Dreyer’s resignation from the Board in December 2001, Mr. Collins became Chairman of the committee, and upon Ms. Walker’s resignation from the Board in February 2002, Mr. Sutcliffe became a member of the Compensation Committee. Upon Mr. Sutcliffe’s resignation in March 2002, Mr. Schlitt was appointed to the Compensation Committee. In view of the resignations of Messrs. Collins, and Berg, Mr. Schlitt is currently this only member of the Compensation Committee.

The Nominating Committee held one (1) meeting in 2001. During 2001, the members of the Nominating Committee included Mr. Rosenblum, Ms. Dreyer, Ms. Walker and Mr. Collins. Ms. Dreyer replaced Mr. Rosenblum as Chair of the Nominating Committee upon Mr. Rosenblum’s resignation on June 15, 2001. Mr. Schlitt replaced Ms. Dreyer as Chair of the Nominating Committee upon her resignation from the Board on December 31, 2001, and Mr. Berg replaced Ms. Walker upon her resignation from the Board on February 15, 2002. In view of the resignations of Messrs. Collins and Berg, Mr. Schlitt is currently the only member of the Nominating Committee.

The principal functions of the Nominating Committee are to review candidates and recommend to the Board of Directors nominees for membership on the Board of Directors. In fulfilling this responsibility, the Nominating Committee will consider recommendations received from stockholders and other qualified sources. Stockholder recommendations must be in writing and addressed to the Chairman of the Nominating Committee, c/o Corporate Secretary, Comdial Corporation, 106 Cattlemen Road, Sarasota, Florida 34232. If a stockholder intends to make a nomination at any Annual Meeting, the Bylaws of the Company require that the stockholder deliver a notice to the Company not less than 120 days in advance of the anniversary date of the date on which the Company’s Proxy Statement was released to its stockholders in connection with the previous year’s annual meeting of stockholders, setting forth (i) the name and address of the stockholder who intends to make the nomination; (ii) the name, address, and principal occupation of such proposed nominee; (iii) a representation that the stockholder is entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (iv) the consent of each proposed nominee to serve as a director of the Company if so elected; and (v) the total number of shares of common stock of the Company that will be voted for each proposed nominee and the number of shares of common stock of the Company owned by the notifying stockholder. The Chairman of the meeting, in his discretion, may refuse to acknowledge the nomination or disregard the nomination of any person not made in compliance with the foregoing procedure.

By requiring advance notice of stockholder nominations, the Bylaws afford the Board of Directors the opportunity to consider the qualifications of the proposed nominees and, to the extent deemed necessary or desirable by the Board, to inform stockholders about such qualifications. The Bylaws do not give the Board of Directors any power to approve or disapprove of stockholder nominations for election of directors. However, they may have the effect of precluding a contest for the election of directors if their procedures are not followed, and therefore may discourage or deter a stockholder from conducting a solicitation of proxies to elect his or her own slate of directors.

A stockholder interested in nominating a person for election as a director at the Annual Meeting of Stockholders to be held in 2003 should notify the Company in the manner described above on or before January 1, 2003.

Compensation of Directors

During 2001, non-employee directors of the Company received an annual retainer fee of $18,000 payable in equivalent monthly installments of $1,500. By resolution dated March 1, 2002, the Board also approved the payment to each director of meeting fees in the amount of $1,000 per regular meeting of the Board attended by such director, and $500 for special meetings of the Board and meetings of the three committees of the Board, as long as such special meetings or committee meetings are of a minimum duration of two (2) hours. In addition, the Chair of the Audit Committee is paid $1,000 for each meeting of that committee.

The Board, with the approval of the stockholders, adopted the 1992 Plans which plans provided for certain stock-related compensation for non-employee Directors and employees of the Company, respectively. Both of the 1992 Plans expired as of March 5, 2002. Because of the expiration of the aforementioned plans, the Company has proposed the 2002 Plan to provide a plan for use by the board of directors to incentivise existing and new employees, officers and non-employee directors. The 2002 Plan is more fully described in this Information and Proxy Statement under “Proposal No. 5”. Subject to stockholder approval of Proposal No. 5, directors will be eligible for awards pursuant to the 2002 Plan.

Under the Directors Plan, as amended, a director of the Company who was not otherwise an employee of the Company or any of its subsidiaries and had not been an employee for a period of at least one year was eligible to receive automatic grants of options and awards of shares of Common Stock. An aggregate of 200,000 shares of Common Stock was reserved for issuance under the Directors Plan.

The Directors Plan provided that each newly-elected director who was eligible to participate in the plan on the date of his or her first election to the Board would automatically receive an option to purchase 3,333 shares of Common Stock. The Directors Plan, as amended, further provided that, for each fiscal year in which the Company had net income, each director then in office would receive an automatic award of 3,333 shares of Common Stock in the following year, unless the Board suspended all or any part of such award. Because the Company did not have net income for fiscal year 2001, no director was entitled to an award of shares of the Company’s Common Stock under the Directors Plan. On March 1, 2002, the number of initial options awarded to new directors was changed by resolution to an award of options to purchase 10,000 shares of Common Stock. This amendment was made applicable to all directors who, as of March 1, 2002, had not been granted their initial stock options.

All stock options granted under the Directors Plan were non-statutory options. The option exercise price was the fair market value of the shares of Common Stock at the time the option is granted. All of the options are immediately exercisable; provided, however, that they may be exercised only while the holder is a director or within 36 months of the date he or she ceases to be a director, and in no event may any such option be exercised more than ten years after the date of grant.

Mr. Branica is the only Company employee who is currently a member of the board of directors. Mr. Branica received no additional compensation for serving as a director.

Executive Officers of the Company

The following table lists the executive officers of the Company. All executive officers are appointed annually by, and serve at the discretion of, our board of directors.

Name and Age	Position with the Company	Business Experience During Past Five Years
Current Executive Officers

Nickolas A. Branica (49)	President and Chief Executive Officer
Mr. Branica was appointed President and Chief Executive Officer of Comdial in October 2000. In 1992, Mr. Branica founded Key Voice Technologies, Inc. (“KVT”) in Sarasota, Florida, and served as its President and Chief Executive Officer. In March 1996, Comdial Corporation acquired KVT with the stipulation that Mr. Branica would remain as President and Chief Executive Officer of KVT. Prior to joining Comdial, Mr. Branica held management positions with Elcotel and Compass Technologies/Octel Corporation, both public telecommunications companies.

Paul K. Suijk (45)	Senior Vice President, Chief Financial Officer and Secretary
Mr. Suijk was appointed Senior Vice President and Chief Financial Officer in May 2000 and is responsible for the Company’s financial management. Prior to joining Comdial, Mr. Suijk served as Senior Vice President and Corporate Treasurer for Danka Business Systems, PLC, where he was responsible for strategic planning, budgeting, risk management, investor relations, and all treasury functions. Prior to 1997, Mr. Suijk held various executive financial management positions with Fort James and Royal Dutch Shell. Mr. Suijk earned both his undergraduate and Masters of Business Administration degrees from George Washington University.

Kenneth W. Noack (64)	Senior Vice President of Operations
Mr. Noack began as Senior Vice President of the Company in August 2001. Prior to his hiring, Mr. Noack held various senior positions in the telecommunications industry including as Vice President of Operations for Elcotel, Inc. from July 1992 until August 2001. Mr. Noack has worked in the industry for nearly 30 years. Mr. Noack received a B.B.A. degree in Operations Management from the University of Wisconsin-Milwaukee.

Ralph R. Dyer (42)	Vice President and General Counsel
Mr. Dyer was elected as Vice President and General Counsel in September 2001. He has responsibility for legal and corporate functions of the Company. Prior to joining Comdial, Mr. Dyer was Senior Corporate Counsel for Intermedia Communications Inc. from 1998 until 2001. Mr. Dyer was Director of Legal Affairs for Americatel Corporation from 1994 until 1998 and Contract Administrator for Americatel in 1993 and 1994. Mr. Dyer earned his B.A. degree from the University of Massachusetts and his J.D. degree from the University of Miami School of Law.

Carla K. Luke (31)	Vice President of Finance and Controller
Ms. Luke, a CPA, became Vice President of Finance and Controller in January 2002. Prior to joining Comdial, Ms. Luke was Corporate Controller and Assistant Controller for Vicorp, Inc., a multi-national software developer from December 1996 until July 2001. Previously, Ms. Luke was Accounting Supervisor for Danka Business Systems, PLC in 1995 and 1996 and was Audit Senior with Coopers & Lybrand LLP from 1992 to 1995. Ms. Luke earned her B.S degree in Accounting from Arizona State University.

Family Relationships

There is no family relationship between any director, executive officer, or person nominated or chosen by the Company to become a director or executive officer.

Involvement in Certain Legal Proceedings

Mr. Noack was a vice president of Elcotel, Inc. when it filed for protection from its creditors pursuant to Chapter 11 of the federal bankruptcy laws in January 2001.

Certain Relationships and Transactions

Messrs. Provow and Wynne, members of our board of directors, are affiliates of ComVest and Commonwealth. For information regarding the Company’s transactions with ComVest and Commonwealth, see “Recent Developments.”

Executive Compensation

The following sections disclose detailed information about cash and equity-based executive compensation paid by the Company to certain of its executive employees. The information is comprised of a five-year stock performance graph, a Report of the Company’s Compensation Committee of the Board of Directors, a Summary Compensation Table, and additional tables that provide further details on stock options and pension benefits.

Five Year Total Stockholder Return

The following performance table compares the cumulative total return, assuming the reinvestment of dividends, for the period from December 31, 1996 through December 31, 2001, from an investment of $100 in (i) the Company’s Common Stock, (ii) the Nasdaq Market Index, and (iii) a peer group index constructed by the Company (the “Peer Group Index”).

ASSUMES $100 INVESTED ON JAN. 01, 1997
ASSUMES DIVIDEND REINVESTED
FISCAL YEAR ENDING DEC. 31, 2001

	1996	1997	1998	1999	2000	2001
COMDIAL CORPORATION	100.00	148.00	141.00	159.00	16.50	5.28
PEER GROUP INDEX	100.00	199.45	236.53	253.73	78.64	194.70
NASDAQ MARKET INDEX	100.00	122.32	172.52	304.29	191.25	152.46

The Nasdaq Market Index tracks the aggregate price performance of equity securities of companies traded on the National Association of Securities Dealers Automated Quotation National Market System (the “Nasdaq National Market”). The Company’s Common Stock is traded on the Nasdaq SmallCap Market.

Media General Financial Services supplied the necessary information to construct the table, including the Peer Group Index. The Peer Group Index consists of the following companies: Inter-Tel, Inc. and Vodavi Technology, Inc. The Company selected these two companies as the peer group because their lines of business most closely match the lines of business in which the Company is currently primarily engaged. Although Avaya Inc. and Nortel Networks are also major competitors of the Company, these two companies have been excluded from the peer group because they are much larger than the Company and derive most of their revenues from other lines of business. The returns of each peer group issuer have been weighted according to the respective issuer’s stock market capitalization at the beginning of each period for which a return is indicated.

The performance of any individual company’s common stock is influenced not only by its own performance and future prospects, but also by a number of external factors over which the Company and its management have indirect or no control, including general economic conditions, expectations for the company’s future performance, and conditions affecting or expected to affect the company’s industry. In addition, stock performance can be affected by factors such as trading volume, analytical research coverage by the investment community, and the propensity of stockholders to hold the stock for investment purposes. The relative weight of these factors also changes over time. Consequently, stock performance, including measurement against indexes, may not be representative of a company’s financial performance for given periods of time.

Report of the Compensation Committee of the Board of Directors

The Company’s executive compensation package for its executive officers consists of three elements: base salary, annual performance-based incentive, and stock option grants.

Compensation Principles.    The Committee believes that the executive compensation package should provide incentives to achieve both current and longer-term strategic management goals of the Company, with the ultimate objective of enhancing stockholder value. The three elements of the compensation plan are designed to achieve this objective. The base salaries are set at levels believed by the Committee to be sufficient to attract and retain qualified officers, with a significant portion of the cash compensation being in the form of performance-based incentives dependent upon meeting specified Company annual financial goals. Stock option grants are intended to serve as an incentive to achieve the overall longer-term objective of enhancing stockholder value.

Salaries.    In general, base salary levels are set at levels believed by the Committee to be sufficient to attract and retain qualified executives, when considered with the other components of the executive compensation package. Annually, the Committee reviews the compensation of the executive officers. In addition, the Committee retains an independent consulting company and considers its report of the compensation paid by companies in the same or similar industries. The Committee considers the remuneration analysis in conjunction with the Company’s overall performance as measured by achievement of the Company’s objectives and the development and succession of sound management practices and skilled personnel.

The Company’s primary objective, as noted above, has been the implementation of financial stability, the development of new products, and growth. In order to attract and retain qualified executive personnel, base salary levels have reflected a necessary balance between (i) the competitive level set by the industry and (ii) the Company’s overall financial performance.

Annual Incentives.    The Committee has established a formal plan for awarding incentive compensation to officers. The plan accounts for the cost of invested capital and is designed to focus the attention of the executive officers on both income statement and balance sheet performance. The Committee believes that the plan is supportive of the Company’s continued focus on improved financial results and positioning the Company for continued growth. Early each year, the Committee sets the required levels for each performance objective. The Company’s actual performance for a year is then measured against the predetermined levels to calculate annual incentive payments, if any.

For 2001, Mr. Branica received a bonus payment of $15,000 pursuant to a two year employment agreement he entered into in September 2001. No other cash bonuses were awarded to any officers. In December 2001, Mr. Branica and Mr. Suijk were each awarded 33,333 options in the Company’s Common Stock pursuant to a bonus plan that was established for these officers based on the attainment of three corporate objectives: completion of the sale and leaseback of the Company’s Charlottesville, Virginia property, completion of the Company’s manufacturing outsourcing project for 2001 and reduction in the Company total debt to less than $18 million by the end of 2001. The bonus plan provided for the award of 50,000 options based on attainment of all three said objectives. The Company attained the first two of these objectives and thus Messrs. Branica and Suijk were awarded 33,333 options each, two-thirds of the 50,000 options that were available for each executive under the plan.

Stock Options.    Stock options comprise one part of the executive compensation package. This component is intended to encourage key employees to remain in the employ of the Company by offering them an opportunity for ownership in the Company, and to provide them with a long-term interest in the Company’s overall performance as reflected by the performance in the market of the Company’s Common Stock. During 2001, 11 eligible employees were awarded stock options to acquire a total of 475,666 shares of the Company’s Common Stock. The Company’s executive officers were awarded stock options in 2001, totaling 446,666 shares. Messrs. Branica, Suijk, Noack, Dyer and Berg were awarded options in 2001.

Compensation of the Chief Executive Officer.    The Committee determined the compensation of the Company’s Chief Executive Officer, Mr. Branica, for the 2001 fiscal year in a manner consistent with the guidelines and policies described above. In September 2001, the Committee set Mr. Branica’s base salary at $325,000 with a performance bonus for 2001 based upon the attainment of certain objectives. Prior to September 2001, Mr. Branica’s base salary had been set at $295,000. No bonus was earned under the plan established by the Committee for 2001. Upon the election of Mr. Branica to the position of Chief Executive Officer in 2000, the Committee granted Mr. Branica options for the purchase 200,000 shares of Common Stock, and in 2001, Mr. Branica was awarded an additional 250,000 options as part of the employment agreement he entered into with the Company in September 2001. As noted above, Mr. Branica was also paid a $15,000 bonus pursuant to entering into the September employment agreement.

In establishing the Chief Executive Officer’s compensation in prior years, the Committee has compared the compensation of the Company’s Chief Executive Officer to the relative performance of the Company with respect to various peer groups. The Committee did not make a comparison for the 2001 fiscal year and did not engage a compensation consultant during the 2001 fiscal year. In setting Mr. Branica’s 2001 fiscal year compensation, the Committee considered the compensation paid to his predecessor and the needs of the Company for the executive leadership. The Committee believes that the structure of incentives to Mr. Branica is appropriate for Mr. Branica’s role as Chief Executive Officer and the current status of the Company. The Committee believes that Mr. Branica’s actual compensation for the 2001 fiscal year was appropriate in light of the above considerations.

  SUBMITTED BY THE COMPENSATION COMMITTEE:

ROBERT P. COLLINS (CHAIR)	DAVID P. BERG	SANFORD SCHLITT

Summary Compensation Table

The following summary compensation table presents information about the compensation paid by the Company during its three most recent fiscal years to those individuals who were (i) the Company’s Chief Executive Officer (the “CEO”) at the end of the last completed fiscal year, regardless of compensation level and (ii) the Company’s most highly compensated executive officer other than the

CEO who was serving as an executive officer at the end of the last completed fiscal year and whose total annual salary and bonus for the last completed fiscal year exceeded $100,000 and (iii) two additional individuals who served as executive officers during 2001 (collectively, the “Named Executive Officers”).

SUMMARY COMPENSATION TABLE:

		Annual Compensation(1)		Long-term Compensation
Name and Principal Position	Year	2001 Base Salary ($)	Bonus	Options Granted (#)	All Other Compensation ($)
Nickolas A. Branica, President and Chief Executive Officer	2001 2000	297,126 188,920	15,000 101,409	283,333 200,000	20,709	(2)

Paul K. Suijk, Senior Vice President and Chief Financial Officer	2001 2000	241,500 181,800	0 0	33,333 200,000	3,029 92,000	(3)

Joe D. Ford, Former Vice President(4)	2001 2000 1999	110,000 123,377 117,515	0 0 37,840	0 15,000 3,900	23,412 4,920	(5)

Lawrence K. Tate, Former Vice President(6)	2001 2000 1999	108,461 116,912 122,948	0 0 14,000	0 20,000 3,900	21,443 4,020	(7)

(1)
While the Named Executive Officers received perquisites or other personal benefits in the years shown, in accordance with Securities and Exchange Commission regulations, the value of these benefits are not indicated since they did not exceed the lesser of $50,000 or 10% of the individual’s salary and bonus in any year.

(2)
Includes $4,645 in matching contributions made by the Company to its 401(k) plan for the benefit of Mr. Branica, $2,728 in country club dues, $12,969 in automobile payments and $368 in imputed income from group term life insurance coverage.

(3)	Includes $2,787 in matching contributions made by the Company to its 401(k) plan for the benefit of Mr. Suijk and $242 in imputed income from group term life insurance coverage.
(4)	Mr. Ford was employed by the Company through October 29, 2001.
(5)
Includes $20,000 in severance payments, $3,150 in matching contributions made by the Company to its 401(k) plan for the benefit of Mr. Ford and $261 in imputed income from group term life insurance coverage.

(6)	Mr. Tate was employed by the Company through November 16, 2001.
(7)
Includes $13,846 in severance payments, $3,428 in country club dues, $3,669 in matching contributions made by the Company to its 401(k) plan for the benefit of Mr. Tate and $500 in imputed income from group term life insurance coverage.

Stock Options

The Company had adopted the Comdial Corporation 1992 Stock Incentive Plan (the “Stock Incentive Plan”). The Stock Incentive Plan expired on March 5, 2002. The Stock Incentive Plan was intended to further the long-term stability and financial success of the Company by attracting and retaining key employees through the use of stock incentives, including stock options. The Company had reserved a total of 2,050,000 shares of Common Stock for issuance pursuant to incentive awards made under the Stock Incentive Plan. The following table sets forth additional information concerning individual grants of stock options made under the Stock Incentive Plan during the last completed fiscal year to each of the Named Executive Officers:
retaining key employees through the use of stock incentives, including stock options. The Company had reserved total of 2,050,000 shares of Common Stock for issuance pursuant to incentive awards made under the Stock Incentive Plan. The following table sets forth additional information concerning individual grants of stock options made under the Stock Incentive Plan during the last completed fiscal year to each of the Named Executive Officers:

OPTION GRANTS IN LAST FISCAL YEAR

	Individual Grants				Potential Realized Value at Assumed Rates of Stock Price Appreciation for Option Term(1)
Name	Options Granted(2) (#)	% of Total Options Granted to Employees in Fiscal Year	Exercise or Base Price ($/sh)	Expiration Date
					5%($)	10%($)
Nickolas A. Branica	250,000	52.56%	$0.41	12/3/2011	$64,462	$163,359
	33,333	7.01%	$0.41	12/3/2011	$8,595	$21,781
Paul K. Suijk	33,333	7.01%	$0.41	12/3/2011	$8,595	$21,781
Joe D. Ford	0
Lawrence K. Tate	0

(1)
The potential realized values in the table assume that the market price of the Company’s Common Stock appreciates in value from the date of grant to the end of the option term at the annualized rates of five percent and ten percent, respectively. The actual value, if any, an executive may realize will depend on the excess, if any, of the stock price over the exercise price on the date the option is exercised. There is no assurance that the value realized by an executive will be at or near the value estimated in the table.

(2)
All options granted to Messrs. Suijk and Branica were issued on December 3, 2001. The grant to Mr. Branica in the amount of 250,000 options vests as follows: 25% on the grant date, and the remainder on the earlier of five years from the grant date or 25% when the Company’s Common Stock trades for at least $2.00 for 30 consecutive trading days, 25% when the Company’s Common Stock trades for at least $3.00 for 30 consecutive trading days and the remaining 25% when the Company’s Common Stock trades for at least $4.00 for 30 consecutive trading days. All other options vest 50% after one year and 25% after each of years two and three. All of the above options were granted with an exercise price equal to the market price of the Company’s Common Stock on the grant date.

The following table sets forth information concerning each exercise of stock options during the 2001 fiscal year by each of the Named Executive Officers and the fiscal year-end value of unexercised options, provided on an aggregated basis:

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END UNEXERCISED OPTION VALUES

(A)                                    (B)                                     (C)                                     (D)                                     (Eo)

Name	Shares Acquired on Exercise (#)	Value(1) Realized ($)	Number of Securities Underlying Unexercised Options at Fy-End (#)	Value of Unexercised in-the-money(2) Options at Fy-End ($)
			Exercisable/ Unexercisable	Exercisable/ Unexercisable
Nickolas A. Branica	0	$0.00	169,700/321,033	$0.00/$0.00
Paul K. Suijk	0	$0.00	62,500/170,833	$0.00/$0.00
Joe D. Ford	0	$0.00	0/0	$0.00/$0.00
Lawrence K. Tate	0	$0.00	0/0	$0.00/$0.00

(1)
The dollar values referred to in columns (C) and (E) are calculated by determining the difference between the fair market value of the securities underlying the options and the exercise price of the options at exercise or fiscal year-end, respectively.

(2)	Options are in-the-money if the fair market value of the underlying securities exceeds the exercise price of the option.

Pension Plan / Benefit Restoration Plan

The Company has a pension plan covering hourly and salaried employees, including the executive officers. The plan was frozen as of September 3, 2000. All employees ceased accruing additional retirement benefits under the plan on that date. The plan will continue to require Company contributions for tax-deferred pension accruals for benefits accrued prior to September 3, 2000. The amount of contributions is actuarially determined in order to fund for each participating employee a benefit based on the two factors of career average compensation (as of September 3, 2000) and years of service (as of September 3, 2000). For highly compensated employees, such as the executive officers, the amount of benefits under the pension plan is limited in order to qualify under Federal tax laws. To maintain compensation competitiveness and to restore retirement benefits for executives who are affected by tax law limits on benefits under the pension plan, the Company also has a benefit restoration plan. The benefit restoration plan was frozen as of July 26, 2000. All employees ceased the accrual of benefits under that plan, effective July 26, 2000. Any employee who was not vested in the benefit restoration plan as of July 26, 2000 forfeited all benefits under that plan.

Together the benefit restoration plan and the pension plan provide benefits to employees affected by tax law limits at approximately the same percentage of compensation as other employees. The following pension plan table shows estimated annual combined benefits payable from the pension plan and the benefit restoration plan upon retirement at age 65 in specified compensation and years of service classifications:

PENSION PLAN AND BENEFIT RESTORATION PLAN TABLE Estimated Annual Benefits Payable by the Plan at Retirement with Years of Service Indicated
Remuneration	15	20	25	30	35
$100,000	$26,789	$ 35,719	$ 44,648	$ 53,578	$ 62,507
$125,000	$33,914	$ 45,219	$ 56,523	$ 67,828	$ 79,132
$150,000	$41,039	$ 54,719	$ 68,398	$ 82,078	$ 95,757
$175,000	$48,164	$ 64,219	$ 80,273	$ 96,328	$112,382
$200,000	$55,289	$ 73,719	$ 92,148	$110,578	$129,007
$225,000	$62,414	$ 83,219	$104,023	$124,828	$145,632
$250,000	$69,539	$ 92,719	$115,898	$139,078	$162,257
$275,000	$76,664	$102,219	$127,773	$153,328	$178,882
$300,000	$83,789	$111,719	$139,648	$167,578	$195,507
$325,000	$90,914	$121,219	$151,523	$181,828	$212,132

Prior to September 3, 2000, the pension plan covers a participant’s compensation including bonuses and incentive pay for hourly employees and excluding deferred or supplemental compensation or other forms of compensation, if any, paid by the Company; provided, however, that the amount of a participant’s annual compensation taken into account under the plan for any year may be subject to certain limitations under the pension plan or in accordance with applicable law. As to Messrs. Branica, Ford and Tate, the amounts set forth in the Summary Compensation Table under the headings “Salary” and “Bonus” are covered by the pension plan and benefit restoration plan. As of September 3, 2000, Messrs. Branica, Ford and Tate had 5, 18 and 18 years of credited service, respectively.

There are several different forms of benefit options available under the Company’s pension plan, including Straight Life Annuity, 5 Years Certain & Life Annuity, 10 Years Certain & Life Annuity, Level Income Life Annuity (age 62 and 65), Contingent Annuitant Option, and Joint and Survivor Option. The Level Income Life Annuity balances retirement income from the pension plan and social security benefits so that income remains more or less constant regardless of when social security benefits begin.

Alternative Pension Plan Disclosure

In 2001, Messrs. Ford and Tate as well as William Mustain, the Company’s former CEO and Keith Johnstone, a former Vice President, remained eligible to receive supplemental retirement benefits under the benefit restoration plan. The supplemental retirement benefit is equal to 40% of the executive’s average compensation until September 3, 2000 reduced by the sum of the executive’s (1) pension plan benefit, (2) benefit restoration plan amount, and (3) estimated social security benefit. Average compensation is the average earnings (including elective deferrals) during the last 24 months of employment decreased by any retention bonus paid on a change in control and any income from restricted stock or stock options. The supplemental retirement benefit is reduced by 0.25% for each month that the payment date precedes the date the executive attains age 62.

In December 2001, the Company reached agreement with Mr. Mustain which, among other things, reduced Mr. Mustain’s total remaining entitlement under the benefit restoration plan from $1,102,328 to be paid by January 2002, to $288,314 to be paid in five (5) equal annual installments commencing in 2004. In March 2002, the Company reached agreement with Messrs. Johnstone, Ford and Tate whereby the Company agreed to pay them $218,391, $175,875 and $122,438, respectively, in exchange for their agreement with respect to termination of the benefit restoration plan and a release of further liabilities on the part of the Company with respect to that plan. The foregoing amounts to Johnstone, Ford and Tate are payable in 36 monthly installments of $1,250 each and then a balloon payment of the remaining balance the amount of which will be the respective total payable as set forth above less the total of the installment payments. No interest is payable. These agreements enabled the Company to terminate the benefit restoration plan and to thus recognize the gain in its financial statements from the reduction negotiated with Mr. Mustain.

Executive Severance Plan

Effective as of September 5, 1995, the Board of Directors adopted a severance plan for the Company’s executive officers (as the same may be amended from time to time, the “Executive Severance Plan”). The Executive Severance Plan was revised as of November 15, 2000 to reduce the benefits payable under the plan. The Executive Severance Plan is designed to provide for the payment of severance benefits if an executive officer is terminated without cause, or if the executive terminates with good reason within 90 days (previously two years) after a change of control. The Executive Severance Plan covers the Company’s Chief Executive Officer, President, Senior Vice Presidents, Chief Financial Officer, and Vice Presidents. In addition, the Compensation Committee of the Board of Directors can specifically designate other employees to participate. The persons covered by the Executive Severance Plan are hereinafter referred to as the “Covered Executives.” The severance period over which payments are made varies with the job classification of the Covered Executive as follows: (i) 18 months for the President, Chief Executive Officer or Chief Financial Officer (formerly 24 months for the President or Chief Executive Officer), (ii) 6 months for a Senior Vice President or Vice President of Engineering (formerly 18 months), and (iii) 3 months for other Vice Presidents (formerly 12 months). Other designated participants would have individual periods established, not longer than 12 months (formerly 24 months).

Under the Executive Severance Plan, if a Covered Executive is terminated by the Company without Good Cause (as defined below) or if he or she terminates employment with Good Reason (as defined below) within 90 days (formerly 24 months) following a Change of Control (as defined below), the Covered Executive is entitled to receive monthly payments of his or her final salary (or the Covered Executive’s salary at a Change of Control, if larger). Prior to November 15, 2000, a Covered Executive’s average bonus was also covered. The Covered Executive would receive these payments even if he or she is employed by another company during the severance period. The Company may pay the severance benefit in a lump sum at its option. The Covered Executive’s spouse or other named beneficiary is entitled to any unpaid benefit after death.

In addition, the Covered Executive would receive health, life and disability insurance coverage for the severance period. The Covered Executive would have to contribute toward the premiums for any insurance to the same extent as when employed. Insurance benefits would cease if the Covered Executive is employed by another company and is covered by similar benefits.

As a condition to receiving benefits, the Covered Executive would be required to execute a complete release of the Company from all claims, including all claims relating to the Covered Executive’s employment and his or her termination of employment.

The Covered Executive’s benefit would be reduced to avoid application of the “excess parachute payment” restrictions after a Change of Control. An excess parachute payment is subject to an additional 20% excise tax payable by the employee and an excess parachute payment is not deductible by the employer. In general, an excess parachute payment is a payment made due to a Change of Control that exceeds three times the employee’s average compensation for the prior five years.

The Board of Directors can amend or terminate the Executive Severance Plan in the future, except in two circumstances. First, after a Change of Control, the Plan cannot be amended or terminated for 90 days. Second, an amendment or termination cannot affect the benefits of a terminated Covered Executive then receiving benefits.

With respect to the termination of any Covered Executive by the Company, the term “Good Cause” means the (a) fraud or material misappropriation by the Covered Executive with respect to the business or assets of the Company; (b) the persistent refusal or willful failure of the Covered Executive materially to perform his or her duties and responsibilities to the Company, which continues after the Covered Executive receives notice of such refusal or failure; (c) conduct by the Covered Executive that constitutes disloyalty to the Company and that materially harms or has the potential to cause material harm to the Company; (d) the Covered Executive’s conviction of a felony or crime involving moral turpitude; (e) the use of drugs or alcohol that interferes materially with the performance by the Covered Executive’s of his or her duties; or (f) the violation of any significant Company policy or practice, including but not limited to the Company policy prohibiting sexual harassment.

With respect to a termination by a Covered Executive after a Change of Control, “Good Reason” would exist if, without the Covered Executive’s express written consent, (a) there is a significant adverse change in such Covered Executive’s authority or in his or her overall working environment; (b) such officer is assigned duties materially inconsistent with his duties, responsibilities and status at the time of a Change of Control; (c) there is a reduction, which is not agreed to by the Covered Executive, in the Covered Executive’s rate of base salary or bonus percentage; or (d) the Company changes by 50 miles or more the principal location at which such officer is employed.

Under the plan, a “Change of Control” is defined as the occurrence of any of the following events: (a) the acquisition by any unrelated person of beneficial ownership of 40% or more of the then outstanding shares of Common Stock of the Company (or the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of Directors); (b) as a result of, or in connection with, any tender or exchange offer, merger or other business combination, sale of stock or assets or contested election, or any combination of the foregoing transactions, the persons who were Directors of the Company before such transaction shall cease to constitute a majority of the Board of Directors of the Company or any successor to the Company; (c) approval by the stockholders of the Company of a reorganization, merger or consolidation with respect to which the persons who were shareholders of the Company immediately before the transaction do not, immediately after the transaction, beneficially own more than 50% of the then outstanding shares of Common Stock of the Company or the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of Directors, or (d) a sale or other disposition of all or substantially all the assets of the Company, other than in the ordinary course of business.

Employment Agreements

In connection with his resignation as chief executive officer of the Company in October 2000, Mr. Mustain and the Company entered into a separation agreement. The Company agreed to continue Mr.

Mustain’s salary from October 3, 2000 to December 31, 2000 and to pay Mr. Mustain severance of $100,000 per year for three years through December 2003. Mr. Mustain agreed to deferred payment of his benefits under the benefit restoration plan and the Company agreed to extend Mr. Mustain’s stock options for one additional year through December 2001. In December 2001, the Company and Mr. Mustain reached agreement on substantially reduced payments under the benefit restoration plan as described more fully above, and the parties each executed a general release of claims in favor of the other party.

The Company presently has an employment contract with Mr. Branica. Mr. Branica had an employment agreement in connection with his service as President of Key Voice Technologies before his election as Chief Executive Officer of the Company. That employment agreement had a five-year term that expired on March 20, 2001. In September 2001, the Board approved a new two year employment agreement with Mr. Branica. The agreement provides for a base salary of $325,000 per year and a bonus payable upon the attainment of certain Company objectives. In addition, Mr. Branica’s employment agreement also provided for the granting of 250,000 stock options which were issued in December 2001, and the payment of a $15,000 bonus which was paid in September 2001.

The Company and Mr. Branica entered into an amendment to his employment agreement on June 20, 2002. The amendment provided for: (a) a reduction in Mr. Branica’s annual salary to $225,000; (b) establishment of a performance bonus plan, the terms of which are to be determined by the Compensation Committee, providing for payment of a bonus of 100% of Mr. Branica’s annual salary; (c) the granting of stock options to purchase 500,000 shares plus a number of shares equivalent to 2% of the fully diluted Common Stock of the Company, two days following closing of the Bridge Financing, 500,000 of which options are fully vested, except that all of the options granted in the amendment are subject to termination if the Company fails to complete the Subsequent Placement by September 27, 2002; and (d) the granting of warrants to purchase 825,000 shares of Common Stock at $0.01 per share in full satisfaction of a performance bonus previously awarded that remained unpaid.

On December 12, 2001, the Company provided Mr. Suijk a letter describing the terms of his continued employment with the Company. This letter stated, among other things, that Mr. Suijk’s annual salary was $241,500 and that Mr. Suijk would be eligible for a bonus based on the achievement of certain corporate objectives. On June 20, 2002, the Company and Mr. Suijk entered into an amendment to the terms of the letter which provided for: (a) a reduction in Mr. Suijk’s annual salary to $150,000; (b) establishment of a performance bonus plan, the terms of which are to be determined by the Compensation Committee, providing for payment of a bonus of 100% of Mr. Suijk’s annual salary; (c) the granting of stock options to purchase 1% of the fully diluted Common Stock of the Company, two days following closing of the Bridge Financing, all of which options are fully vested; and (d) the granting of warrants to purchase 675,000 shares of Common Stock at $0.01 per share in full satisfaction of a performance bonus previously awarded that remained unpaid. In addition, the amendment provides for severance payments of twelve month’s salary in the event Mr. Suijk’s employment is terminated.

Compliance with Section 16(a) of the Securities and Exchange Act of 1934

The Company believes that during 2001 all reports for the Company’s executive officers and directors that were required to be filed under Section 16 of the Exchange Act were timely filed, except that Nickolas A. Branica did not timely file three reports required by Section 16(a). A Form 5 “Annual Statement of Changes in Beneficial Ownership,” reporting Mr. Branica’s purchase of 70,500 shares of the Company’s Common Stock in three separate transactions in 2001 was sent to the Securities and Exchange Commission on March 1, 2002.

GENERAL

Any proposals from qualified stockholders to be considered by the Company for inclusion in the proxy materials for the 2003 Annual Meeting of Stockholders must be received by the Company no later than January 10, 2003. We reserve the right to reject or take any appropriate action with respect to any proposal that does not comply with the applicable rules and regulations of the Securities and Exchange Commission as well as the laws of the State of Delaware. Any stockholder proposal that is received later than March 20, 2003 will be deemed to be untimely.

Management does not know of any matters other than those stated in this Information and Proxy Statement that are to be presented for action at the meeting. If any other matters should properly come before the meeting, it is intended that proxies in the accompanying form will be voted on any such other matters in accordance with the judgment of the persons voting such proxies. Discretionary authority to vote on such matters is conferred by such proxies upon the persons voting them.

The Company is bearing the cost of this solicitation. In addition to solicitation by mail, certain directors, officers and employees of the Company may solicit proxies in person or by telephone

By Order of the Board of Directors,

Paul K. Suijk
Secretary

Dated: July     , 2002

APPENDIX A

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
COMDIAL CORPORATION
Pursuant to, and in accordance with, Sections 242 and 245
of the General Corporation Law of the State of Delaware

(Originally incorporated under the same name, and the original Certificate of Incorporation was filed with the Secretary of the State of Delaware on April 6, 1982.)

Article 1—Name

The name of the Corporation is:

COMDIAL CORPORATION

Article—Purpose

The purpose of this corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

Article 3—Capital Stock

The aggregate number of shares of capital stock which the corporation has the authority to issue is One Hundred Fifty Two Million (152,000,000), which is divided into two classes as follows:

Two Million (2,000,000) shares of Preferred Stock (Preferred Stock) with a par value of $10.00 per share, One Million (1,000,000) of which shall be a series designated as Series B Alternate Rate Cumulative Convertible Redeemable Preferred Stock, and

One Hundred Fifty Million (150,000,000) share of Common Stock (Common Stock) with a par value of $0.01 per share.

The designations, voting powers, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions of the above classes of stock are as follows:

I.    Preferred Stock

(1)  Issuance in Series.

Shares of Preferred Stock may be issued in one or more series at such time or times, and for such consideration or considerations as the board of directors may determine. All shares of any one series of Preferred Stock will be identical with each other in all respects, except that shares of one series issued at different times may differ as to dates for which dividends thereon may be cumulative. All series will rank equally and be identical in all respects except as permitted by the following provisions of paragraph 2 of this Division I.

(2)  Authority of the Board with Respect to Series.

The board of directors is authorized, at any time and from time to time, to provide for the issuance of the shares of Preferred Stock in one or more series with such designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof as are stated and expressed in the resolution or resolutions providing for the issue thereof adopted by the board of directors, and as are not stated and expressed in this Certificate of Incorporation or any amendment hereto including, but not limited to, determination of any of the following:

(i)  The number of shares constituting that series and the distinctive designation of that series;

(ii)  The dividend rate or rates on the shares of that series, whether dividends shall be cumulative, and, if so, from which date or dates, the payment date or dates for dividends and the relative rights of priority, if any, of payment of dividends on shares of that series;

(iii)  Whether that series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

(iv)  Whether that series shall have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the board of directors shall determine;

(v)  Whether or not the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including that date or date upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

(vi)  Whether that series shall have a sinking or retirement fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking or retirement fund;

(vii)  The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the corporation, and the relative rights of priority, if any, of payment of shares of that series;

(viii)  Any other preferences, privileges and powers, and relative participating, optional or other special rights, and qualifications, limitations or restrictions of a series, as the board of directors may deem advisable and are not inconsistent with the provisions of this Certificate of Incorporation.

(3)  Dividends.

Dividends on outstanding shares of Preferred Stock shall be paid or declared and set apart for payment in accordance with their respective preferential and relative rights before any dividends shall be paid or declared and set apart for payment on the outstanding shares of Common Stock with respect to the same dividend period.

(4)  Liquidation.

If upon any voluntary or involuntary liquidation, dissolution or winding up of the corporation, the assets available for distribution to holders of shares of Preferred Stock of all series shall be insufficient to pay such holders the full preferential amount to which they are entitled, then such assets shall be distributed ratably among the shares of all series of Preferred Stock in accordance with the respective preferential and relative amounts (including unpaid cumulative dividends, if any) payable with respect thereto.

(5)  Reacquired Shares.

Shares of Preferred Stock which have been issued and reacquired in any manner by the corporation (excluding, until the corporation elects to retire them, shares which are held as treasury shares but including shares redeemed, shares purchased and retired, and shares which have been converted into shares of Common Stock) will have the status of authorized and unissued shares of Preferred Stock and may be reissued.

(6)  Voting Rights.

Unless and except to the extent otherwise required by law or provided in the resolution or resolutions of the board of directors creating any series of Preferred Stock pursuant to this Division I, the holders of the Preferred Stock shall have no voting power with respect to any matter whatsoever. In no event shall the Preferred Stock be entitled to more than one vote in respect of each share of stock except as may be required by law or by this Certificate of Incorporation.

II.    Series B Alternate Rate Cumulative Convertible Redeemable Preferred Stock

(1)  Designation and Amount.

The shares of such series shall be designated as the “Series B Alternate Rate Cumulative Convertible Redeemable Preferred Stock” (hereinafter “Series B Preferred Stock”) and the number of shares constituting such series shall be 1,000,000 and no more.

(2)  Dividends and Distributions.

(a)  Subject to paragraph (b) of this Section 2, the holders of shares of Series B Preferred Stock, in preference to the holders of shares of the Company’s Common Stock, par value $0.01 per share (“Common Stock”), shall be entitled to receive, when, as and if declared by the Board of Directors, out of funds of the Company legally available for the payment of dividends, quarterly dividends per share payable in cash in the following amounts: $0.125 on the last day of March, $0.125 on the last day of June, $0.125 on the last day of September, and $0.125 on the last day of December in each year (each such date being referred to as a “Quarterly Dividend Payment Date”) commencing on the first Quarterly Dividend Payment Date which is after the date of issue of such shares of Series B Preferred Stock; provided, however, that with respect to such first Quarterly Dividend Payment Date, the holders of shares of Series B Preferred Stock shall be entitled pursuant to this paragraph (a) to receive the pro rata portion of such quarterly dividend on the basis of the number of days elapsed between the date of issue and the first Quarterly Dividend Payment Date. Such dividends shall be cumulative and shall accrue from the date of issue until paid in cash.

(b)  Alternatively, in lieu of paying a dividend on the Series B Preferred Stock in cash, the Company shall have the option of paying any such dividend, when paid, in shares of the Company’s Common Stock at a rate equal to two times the cash dividend rate provided in Section 2(a) above, and in any such case the value of shares of Common Stock paid as a dividend on the Series B Preferred Stock shall be determined as provided for in the following paragraphs:

If the Company elects to issue the dividend in shares of Common Stock rather than cash, the Company shall issue the holder the number of shares of Common Stock having an aggregate Current Market Value equal to two times the amount of the dividend payable to the holder had the Company elected that the dividend be paid in cash, provided, however, the Company may not elect to issue dividends in shares of Common Stock if such issuance would result in the holders of Series B Preferred Stock owning an amount of the outstanding common stock of the Company on an as-converted basis that would require the Company to obtain stockholder approval under NASDAQ Rule 4350(i). The “Current Market Value” for a share of the Common Stock shall be determined as follows:

(i)  if the Common Stock shall be listed (or admitted to unlisted trading privileges) on any single national securities exchange, then the Current Market Value shall be computed on the basis of the last reported sale price of the Common Stock on such exchange on the third Business Day prior to the Quarterly Dividend Payment Date, or if no such sale shall have occurred on such day, then on the next Business Day prior thereto on which day a sale occurred; or

(ii)  if the Common Stock shall not be so listed (or admitted to unlisted trading privileges) and bid and asked prices therefor in the over-the-counter market shall be reported by NASDAQ, including the Nasdaq National Market and the Nasdaq SmallCap Market, then the Current Market Value shall be the average of the closing bid and asked prices for the five trading days ending on the third Business Day prior to the Quarterly Dividend Payment Date; or

(iii)  if the Common Stock shall be listed (or admitted to unlisted trading privileges) on more than one national securities exchange or one or more national securities exchanges and in the over-the-counter market, then the Current Market Value shall, if different as a result of calculation under the applicable method(s) described above in (i) and (ii) above, be deemed to be the higher number calculated in connection therewith; or

(iv)  if the shares of Common Stock are traded over the counter, but not on any national securities exchange and not in the NASDAQ National Market System or the Nasdaq SmallCap Market System, then the Current Market Value shall be the average of the mean bid and asked prices per share for the five trading days ending on the third Business Day prior to the Quarterly Dividend Payment Date, as reported by Pink Sheets LLC, or an equivalent generally accepted reporting service; or

(v)  if the Common Stock shall not be so listed, admitted to unlisted trading privileges, or traded over the counter, and such bid and asked prices shall not be so reported, then the Current Market Value shall be the average of the mean bid and asked prices per share for the last ten trading days on which bid and asked prices were reported prior to the third Business Day prior to the Quarterly Dividend Payment Date.

The Company shall not be required to issue fractional shares of Common Stock in connection with its election to pay the dividend in shares of Common Stock. If any fraction of a share of Common Stock would be issuable upon the payment of the dividend (or any specified portion thereof), the Company shall pay an amount in cash equal to the product of (a) such fraction and (b) the Current Market Value of a share of the Common Stock, determined as set forth above.

(c)  Dividends paid on shares of Series B Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis to all such shares of Series B Preferred Stock at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series B Preferred Stock entitled to receive payments of a dividend declared thereon, which record date shall be no more than 60 days nor less than ten days prior to the date fixed for the payment thereof.

(d)  The holders of shares of Series B Preferred Stock shall not be entitled to receive any dividends or other distributions except as provided in this Certificate of Designation of Series B Alternate Rate Cumulative Convertible Redeemable Preferred Stock.

(3)  Required Approval.

The shares of Series B Preferred Stock shall not have any voting powers, either general or special, except as required by applicable law and shall have approval rights as follows:

(a)  Without the approval of the holders of at least 67% of the shares of Series B Preferred Stock at the time outstanding, the Company shall not amend its Certificate of Incorporation to, adopt a certificate of designation to, or otherwise (i) create any class of stock or issue any series of Preferred Stock or any other equity security ranking prior to or in parity with the Series B Preferred Stock as to dividends or upon liquidation; provided, however, that such approval shall not be required if the creation or issuance of the class or series of equity securities ranking prior to or in parity with the Series B Preferred Stock as to dividends or upon liquidation is created or issued in an Approved Transaction, as defined in Section 8 herein; or (ii) alter or change any of the preferences, privileges, rights or powers of the holders of the Series B Preferred Stock so as to affect adversely such preferences, privileges, rights or powers.

(b)  In the event that any four consecutive quarterly dividends upon the Series B Preferred Stock which the holders of the Series B Preferred Stock are entitled to receive hereunder shall be in arrears and unpaid either in cash or in-kind, the holders of Series B Preferred Stock shall have the exclusive and special right, voting separately as a class, to elect two (2) members of the Board of Directors or such greater number of members as is necessary to equal at least 20% of the total number of members of the Board of Directors at all times thereafter.

(4)  Certain Restrictions.

Whenever quarterly dividends payable on shares of Series B Preferred Stock pursuant to the terms of Section 2 are in arrears, then thereafter and until all accrued and unpaid dividends on shares of Series B Preferred Stock outstanding shall have been paid in full or declared and set apart for payment, the Company shall not declare or pay dividends on, or make any other distributions on any shares of any series or class other than Series B Preferred Stock or purchase, redeem or otherwise acquire any shares of any series or class other than Series B Preferred Stock; provided, however, that such restrictions shall be deemed to be waived by the holders of the outstanding shares of the Series B Preferred Stock if the declaration or payment of dividends or distributions, or the repurchase, redemption or other acquisition, is with regard to a series or class of capital stock issued in an Approved Transaction.

(5)  Redemption.

(a)  The outstanding shares of Series B Preferred Stock may be redeemed at the option of the Company, in whole or in part, at any time upon not less than 30 days nor more than 90 days prior written notice to all holders of record of shares of Series B Preferred Stock to be so redeemed, at a redemption price equal to all accumulated but unpaid dividends to and including the date fixed for redemption of such shares (the “Redemption Date”) plus an amount (the “Applicable Amount”) equal to (i) during the four calendar years after the year of issuance of the Series B Preferred Stock, $10.00 per share or (ii) during each calendar year after the fourth year, an amount equal to the Applicable Amount in the preceding year plus $0.50 per share; provided that the redemption price per share for any transaction which results in the total number of shares of Series B Preferred Stock that have been redeemed (including the shares redeemed in such transaction) equaling at least ten percent (10%) of the total number of shares of Series B Preferred Stock which were originally issued, and for all subsequent transactions, shall be the same price as was in effect during the year preceding the transaction which results in the redemption of at least ten percent (10%) of the originally issued Series B Preferred Stock. Subject to delivery of certificates for the shares to be redeemed, the Company shall pay the Applicable Amount plus all accumulated but unpaid dividends on the Redemption Date.

(b)  Unless default shall be made in the payment in full of the redemption price and any accumulated and unpaid dividends, dividends on the shares of Series B Preferred Stock called for redemption shall cease to accumulate on the Redemption Date, and al1 rights of the holders of such shares as stockholders of the Company by reason of the ownership of such shares shall cease on the Redemption Date, except the right to receive the amount payable upon redemption of such shares on presentation and surrender of the respective certificates representing such shares. After the Redemption Date, such shares shall not be deemed to be outstanding and shall not be transferable on the books of the Company except to the Company.

(c)  At any time on or after the Redemption Date, the respective holders of record of shares of Series B Preferred Stock to be redeemed shall be entitled to receive the redemption price upon actual delivery to the Company of certificates for the shares to be redeemed, such certificates, if required by the Company, to be properly stamped for transfer and duly endorsed in blank or accompanied by proper instruments of transfer thereof duly executed in blank.

(6)  Liquidation, Dissolution or Winding-Up.

In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, the holders of shares of the Series B Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Company available for distribution to its stockholders, before any payment shall be made to the holders of any other class or series of capital stock of the Company, an amount equal to $10.00 per share plus an amount equal to all dividends accrued thereon to and including the date of payment; provided, however, the holders of the Series B Preferred Stock shall be deemed to have waived such priority of payment with regard to another class or series of capital stock issued in an Approved Transaction.

(7)  Conversion.

(a)  Conversion Ratio.    Each share of Series B Preferred Stock shall be convertible at any time at the option of the holder thereof, into shares of Common Stock. Subject to the other terms of this Section 7, the number of shares of Common Stock deliverable upon conversion of one share of Series B Preferred Stock shall be one and one-half (1.5) shares of Common Stock, provided, however, in the event that while shares of Series B Preferred Stock are held by Bank of America, N.A. or a nominee thereof the Company issues new shares of equity securities to investors for new funding and a portion of the proceeds is used to make a reduction in the outstanding principal amount of the Company’s Term Loan, the conversion ratio shall be adjusted as follows:

Term Loan Paydown	Conversion Ratio	Pre Conversion Equity	No. Shares Of Common
$0	1.5:1	16.30%	1,500,000
$1.0 million	1.4:1	15.22%	1,400,000
$1.5 million	1.3:1	14.13%	1,300,000
$2.0 million	1.2:1	13.04%	1,200,000
$2.5 million	1.0:1	10.87%	1,000,000
$3.0 million	0.5:1	5.43%	500,000

For the purposes of this Section 7(a), the “Term Loan” shall mean the term loan payable to Bank of America, N.A. in the original principal amount of $4,903,874.69, due March 31, 2003, evidenced by a Term Loan Note dated March 6, 2002, as such term loan note may be amended, modified, renewed or replaced.

(b)  Exercise of Conversion Privilege.    Each holder of outstanding shares of Series B Preferred Stock may exercise the conversion right provided in paragraph (a) above as to all or any portion of the shares he holds by delivering to the Company during regular business hours, at the principal office of the Company or at such other place as may be designated in writing by the Company, the certificate or certificates for the shares to be converted, duly endorsed or assigned in blank or endorsed or assigned to the Company (if required by it), accompanied by written notice stating that the holder elects to convert such shares and stating the name or names (with address and applicable social security or other tax identification number) in which the certificate or certificates for shares of Common Stock are to be issued. Conversion shall be deemed to have been effected on the date (the “Conversion Date”) when such delivery is made. As promptly as practicable thereafter the Company shall issue and deliver to or upon the written order of such holder, at such office or other place designated by the Company, a certificate or certificates for the number of shares of Common Stock to which he is entitled and a check or other order for the payment of cash due with respect to any fraction of a share, as provided in paragraph (c) below. The person in whose name the certificate or certificates for shares of Common Stock are to be issued shall be deemed to have become a shareholder of record on the Conversion Date, unless the transfer books of the Company are closed on that date, in which event he shall be deemed to have become a shareholder of record on the next succeeding date on which the transfer books are open; but the Conversion Price shall be that in effect on the Conversion Date.

(c)  No Fractional Shares.    The Company shall not be required to issue fractional shares of Common Stock upon conversion of shares of Series B Preferred Stock. If more than one share of Series B Preferred Stock shall be surrendered for conversion at any time by the same holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the total number of shares of Series B Preferred Stock so surrendered. If any fractional interest in a share of Common Stock would be deliverable upon conversion, the Company shall make an adjustment therefor in cash based on the Current Market Value of one share of Common Stock on the Conversion Date. The “Current Market Value” for purposes of this paragraph shall be determined as set forth in Section 2(b), except that each reference to “Quarterly Dividend Payment Date” in Section 2(b) shall mean “Conversion Date” for purposes of this paragraph.

(d)  Taxes Payable on Conversion.    The issuance of shares of Common Stock on conversion of outstanding shares of Series B Preferred Stock shall be made by the Company without charge for expenses or for any tax in respect of the issuance of such shares of Common Stock, but the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of shares of Common Stock in any name other than that of the holder of record on the books of the Company of the outstanding shares of Series B Preferred Stock converted, and the Company shall not be required to issue or deliver any certificate for shares of Common Stock unless and until the person requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

(e)  Conversion Price Adjustments.     The Conversion Price of the Series B Preferred Stock shall be subject to adjustment from time to time as follows:

(i)  (A)  If the Company shall issue any Additional Stock (as defined below) without consideration or for a consideration per share that is less than the Market Price in effect immediately prior to the issuance of such Additional Stock, the Conversion Price shall forthwith (except as otherwise provided in this clause (i)) be adjusted as to equal the price determined by the following formula:

NP =	OP x (P x N) + C (P x (N + n))
where

NP =	new Conversion Price,

OP =	old Conversion Price,

P =	Market Price in effect immediately prior to the issuance of Additional Stock,

N =
the number of shares of Common Stock outstanding immediately prior to the issuance of Additional Stock (including for this purpose the number of shares of Common Stock issuable upon conversion of the Series B Preferred Stock at the Conversion Price in effect immediately prior to such issuance),

C =	the aggregate consideration to be received by the Company for the Additional Stock, and

n =	the number of shares of Additional Stock to be issued.

The “Market Price” shall mean the Current Market Value as defined in Section 2(b) hereof, with the date of measurement under sub-clauses (i) to and including (v) of Section 2(b) being, for the purposes of this Section 7(e), the third Business Day prior to the Issuance Date of such Additional Stock rather than the third Business Day prior to the Quarterly Dividend Payment Date.

(B)  No adjustment of the Conversion Price for the Series B Preferred Stock shall be made in an amount less than one cent per share, provided that any adjustments that are thereby not required to be made shall be carried forward and shall be taken into account in any subsequent adjustment. Except to the limited extent provided for in Subsection 7(e)(i)(E)(3), no adjustment of the Conversion Price pursuant to this Subsection 7(e)(i) shall have the effect of increasing the Conversion Price above the Conversion Price in effect immediately prior to such adjustment.

(C)  In the case of the issuance of Common Stock for cash, the consideration shall be deemed to be the amount of cash paid therefor before deducting any reasonable discounts, commissions or other expenses allowed, paid or incurred by the Company for any underwriting or otherwise in connection with the issuance and sale thereof.

(D)  In the case of the issuance of the Common Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair value thereof as determined by the Board of Directors irrespective of any accounting treatment.

(E)  In the case of the issuance of options to purchase or rights to subscribe for Common Stock, securities by their terms convertible into or exchangeable for Common Stock or options to purchase or rights to subscribe for such convertible or exchangeable securities (which are not excluded from the definition of Additional Stock), the following provisions shall apply:

(1)  subject to subparagraph (4) below, the aggregate maximum number of shares of Common Stock deliverable upon exercise of such options to purchase or rights to subscribe for Common Stock shall be deemed to have been issued at the time such options or rights were issued and for a consideration equal to the consideration (determined in the manner provided in Subsections 7(e)(i)(C) and 7(e)(i)(D)), if any, received by the Company upon the issuance of such options or rights plus the additional consideration, if any, to be received by the Company upon the exercise of such options or rights for the Common Stock covered thereby;

(2)  subject to subparagraph (4) below, the aggregate maximum number of shares of Common Stock deliverable upon conversion of or in exchange for any such convertible or exchangeable securities or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities and the subsequent conversion or exchange thereof shall be deemed to have been issued at the time such convertible or exchangeable securities were issued or such options or rights were issued and for a consideration equal to the consideration, if any, received by the Company for any such convertible or exchangeable securities and related options or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the additional consideration, if any, to be received by the Company upon the conversion or exchange of such securities or the exercise of any related options or rights (the consideration in each case to be determined in the manner provided in Subsections 7(e)(i)(C) and 7(e)(i)(D));

(3)  in the event of any increase in the number shares of Common Stock deliverable upon exercise of such options or rights or upon conversion of or in exchange for such convertible or exchangeable securities, including, but not limited to, a change resulting from the anti-dilution provisions thereof, the Conversion Price then in effect shall forthwith be readjusted to such Conversion Price as would have been obtained had the adjustment that was made upon the issuance of such options, rights or securities not converted prior to such change or the options or rights related to such securities not converted prior to such change been made upon the basis of such change, but no further adjustment shall be made for the actual issuance of Common

Stock upon the exercise of any such options or rights or the conversion or exchange of such securities; and

(4)  upon the expiration of any such options or rights, the termination of any such right s to convert or exchange or the expiration of any options or rights related to such convertible or exchangeable securities, the Conversion Price shall forthwith be readjusted to such Conversion Price as would have been obtained had the adjustment that was made upon the issuance of such options, rights or securities or options or rights related to such securities been made upon the basis of the issuance of only the number of shares of Common Stock actually issued upon the exercise of such options or rights, upon the conversion or exchange of such securities or upon the exercise of the options or rights related to such securities.

(ii)  “Additional Stock” shall mean any shares of Common Stock issued (or deemed to have been issued pursuant to Subsection 7(e)(i)(E)) on any date (“Issuance Date”), other than:

(A)  Common Stock issued pursuant to a transaction described in Subsection 7(e)(iii) hereof,

(B)  Common Stock issuable or issued to directors, employees or consultants of the Company directly or pursuant to a stock option or other plan,

(C)  Common Stock issued or issuable upon conversion of any outstanding Series B Preferred Stock, and

(D)  Common Stock issued in an Approved Transaction.

(iii)  If the Company should at any time or from time to time after the Issuance Date fix a record date for the effectuation of a split or subdivision of the outstanding shares of Common Stock or the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of Common Stock (hereinafter referred to as “Common Stock Equivalents”) without payment of any consideration by such holder for the additional shares of Common Stock or the Common Stock Equivalents (including the additional shares of Common Stock issuable upon conversion or exercise thereof), then, as of such record date (or the date of such dividend, distribution, split or subdivision if no record date is fixed), the applicable Conversion Price of the Series B Preferred Stock shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of each share of Series B Preferred Stock shall be increased in proportion to such increase of outstanding shares.

(iv)  If the number of shares of Common Stock outstanding at any time after the Issuance Date is decreased by a combination or reverse stock split of the outstanding shares of Common Stock, then, following the record date of such combination or reverse stock split, the applicable Conversion Price of the Series B Preferred Stock shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of each share of Series B Preferred Stock shall be decreased in proportion to such decrease in outstanding shares.

(v)  In case of any consolidation or merger of the Company with or into another corporation or the conveyance of all or substantially all of the assets of the Company to another corporation, adequate provision shall be made by the Company or by the successor or purchasing business entity so that each share of Series B Preferred Stock shall thereafter be convertible into the number of shares of stock or other securities or property to which a holder of the number of shares of Common Stock deliverable upon conversion of such Series B Preferred Stock immediately before the effectiveness of such consolidation, merger or conveyance, would have been entitled upon such consolidation, merger or conveyance; and, in any such case, appropriate adjustment (as determined by the Board of Directors of the Company) shall be made in the application of the provisions herein set forth with respect to changes in and other adjustment of the Conversion Price of the Series B Preferred Stock) shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other property thereafter deliverable upon the conversion of the Series B Preferred Stock.

(f)  Other Distributions.    If the Company shall declare a distribution payable to holders of Common Stock in securities of other persons, evidences of indebtedness issued by the Company or other persons, assets (excluding cash dividends) or options or rights not referred to in Subsection 7(e) (iii), then, in each such case for the purpose of this Subsection 7(f), the holders of the Series B Preferred Stock shall be entitled to a proportionate share of any such distribution as though they were the holders of the number of shares of Common Stock of the Company into which their shares of Series B Preferred Stock are convertible as of the record date fixed for the determination of the holders of Common Stock of the Company entitled to receive such distribution.

(g)  Recapitalizations.    If at any time or from time to time there shall be a recapitalization of the Common Stock (other than a subdivision, combination, merger, sale of assets or other transaction provided for elsewhere in this Section 7), provision shall be made so that the holders of the Series B Preferred Stock shall thereafter be entitled to receive upon conversion of the Series B Preferred Stock the number of shares of stock or other securities or property of the Company or otherwise, to which a holder of Common Stock deliverable upon conversion immediately before the effectiveness of such recapitalization would have been entitled on such recapitalization. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 7 with respect to the rights of the holders of the Series B Preferred Stock after the recapitalization to the end that the provisions of this Section 7 (including adjustment of the Conversion Price then in effect and the number of shares purchasable upon conversion of the Series B Preferred Stock) shall be applicable after that event as nearly equivalent as may be practicable.

(h)  No Impairment.    The Company will not, by amendment of its Certificate of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Section 7 and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of the Series B Preferred Stock against impairment.

(i)  Certificate as to Adjustments.    Upon the occurrence of each adjustment or readjustment of the Conversion Price of the Series B Preferred Stock pursuant to this Section 7, the Company, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Series B Preferred Stock, by first class mail, postage prepaid, a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based, including a statement setting forth (A) the consideration received or to be received by the Company for any Additional Stock, (B) the Conversion Price then in effect, and (C) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of a share of the Series B Preferred Stock.

(j)  Notices of Record Date.    In the event of any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, the Company shall mail to each holder of Series B Preferred Stock, at least 20 days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

(k)  Notices.    Any notice required by the provisions of this Section 7 to be given to the holder of shares of Series B Preferred Stock shall be deemed given when personally delivered to such holder or five business days after the same has been deposited in the United States mail, certified or registered mail, return receipt requested, postage prepaid, and addressed to each holder of record at his address appearing on the books of the Company.

(l)  Effect of Conversion After Certain Record Dates.    If any shares of Series B Preferred Stock are converted into shares of Common Stock after the record date for the happening of any of the events described in subparagraphs (i), (ii) or (iii) of Section 7(e) but before the happening of such event the Company may defer, until the happening of such event, (i) issuing to the holder of shares of Series B Preferred Stock so converted the shares of Common Stock which he is entitled to receive because of the adjustments required pursuant to any such subparagraph and (ii) paying to such holder any cash in lieu of a fractional share pursuant to this Section 7.

(m)  Reservation of Stock Issuable on Conversion.    Shares of Common Stock issued on conversion of shares of Series B Preferred Stock shall be issued as fully paid shares and shall be nonassessable by the Company. The Company shall, at all times, reserve and keep available for the purpose of effecting the conversion of the outstanding shares of Series B Preferred Stock such number of its duly authorized shares of Common Stock as shall be sufficient to effect the conversion of all of the outstanding shares of Series B Preferred Stock.

(8)  Approved Transactions.

As used in Sections 3, 4, 6 and 7 of this Certificate, the term “Approved Transaction” shall mean any transaction entered into by the Company which results in the issuance of shares of the Company’s capital stock (or securities convertible into or exchangeable or exercisable for shares of capital stock) to a third party so long as such transaction shall have been approved or consented to, in either case in writing, by a majority of the holders of the outstanding shares of Series B Preferred Stock. The approval of or consent to such transaction shall be deemed to have been given by such holders of a majority of the Series B Preferred Stock if such holders shall have received a Third Party Opinion customary in form and substance that the transaction is fair to the Company from a financial point of view not less than five business days prior to the closing of such transaction. The term “Third Party Opinion” shall mean a fairness opinion addressed to the Company’s Board of Directors and the holders of a majority of the Series B Preferred Stock from a nationally recognized investment banking firm selected by the Company which selection shall be subject to the approval of the holders of a majority of the Series B Preferred Stock.

(9)  Transfer Restrictions.

The holder of any shares of Series B Preferred Stock shall not transfer or purport to transfer any such shares unless he shall have given to the Company, through its Secretary, at least fifteen (15) business days’ written notice of the proposed transfer, the number of shares proposed to be transferred, the price at which the proposed transfer is to be made, and the name of the prospective transferee. During such fifteen (15) business days, the Company shall have the sole option to exercise its right of redemption consistent with the terms of Section 5 of this Certificate.

III.    Common Stock

(1)  Dividends.

Subject to the preferential rights of the Preferred Stock, the holders of the Common Stock are entitled to receive, to the extent permitted by law, such dividends as may be declared from time to time by the board of directors.

(2)  Liquidation.

In the event of the voluntary or involuntary liquidation, dissolution, distribution of assets or winding up of the corporation, after distribution in full of the preferential amounts, if any, to be distributed to the holders of shares of Preferred Stock, holders of Common Stock shall be entitled to receive all of the remaining assets of the corporation of whatever kind available for distribution to stockholders ratably in proportion to the number of shares of Common Stock held by them respectively. The board of directors may distribute in kind to the holders of Common Stock such remaining assets of the corporation or may sell, transfer or otherwise dispose of all or any part of such remaining assets to any other corporation, trust or other entity and receive payment therefor in cash, stock or obligations of such other corporations, trust or other entity, or combination thereof in kind to holders of Common Stock. The merger or consolidation of the corporation into or with any other corporation, or the merger of any other corporation into it, or any purchase or redemption of shares of stock of the corporation of any class, shall not be deemed to be a dissolution, liquidation or winding up of the corporation for the purposes of this paragraph.

(3)  Voting Rights.

Except as may be otherwise required by law or this Certificate of Incorporation, each holder of Common Stock has one vote in respect of each share of stock held by him of record on the books of the corporation on all matters voted upon by the stockholders.”

Article 4—Existence

The corporation is to have perpetual existence.

Article 5—Amendment of Bylaws

In furtherance and not in limitation of the powers conferred by statute, the board of directors is authorized to adopt, amend and repeal the Bylaws of this corporation.

Article 6—Directors

(a)  The number of directors of the corporation shall be fixed from time to time in the manner set for the in the Bylaws.

(b)  The board of directors shall be divided into three classes, Class A, Class B, and Class C, with each class as nearly equal in number as possible. Any inequality among the classes in the number of directors comprising such classes shall not impair the validity of any action taken by the board of directors. Each director shall serve for a term ending on the date of the third annual meeting following the annual meeting at which such director was elected. Directors in office on the effective date of this Restated Certificate of Incorporation will continue to serve in the class to which they were elected or appointed and for the balance of their respective terms as they existed immediately prior to the effective date of this Restated Certificate of Incorporation.

(c)  In the event of any increase or decrease in the authorized number of directors, each director then serving shall nevertheless continue as a director of the class of which he or she is a member until the expiration of his or her term, or his or her prior death, retirement or resignation.

(d)  Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director and the directors so chosen shall hold office until the next election of the class for which such directors shall have been chosen, and until their successors shall be elected and qualified. If there are no directors in office, then an election of directors may be held in the manner provided by statute.

(e)  Vacancies in more than one class of directors shall be filled, and newly created or eliminated directorships shall be apportioned among the three classes of directors, so that the number of directors in each class will be as nearly equal as possible.

Article 7—Amendment of Certificate of Incorporation

The corporation reserves the right to amend, alter, change or repeal any provision contained in this Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred on stockholders herein are granted subject to this reservation.

Article 8—Compromise or Arrangement with Creditors

Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof, or on the application of any receiver or receivers appointed for this corporation under the provision of 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all of the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

Article 9—Registered Office and Agent

The address of the registered office of this corporation in the State of Delaware is 1209 Orange Street, in the City of Wilmington, county of New Castle, and the name of its registered agent at that address is The Corporation Trust Company.

Article 10—Director’s Liability; Indemnification

No director of the corporation shall be personally liable to the corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director involving any act or omission of any such director occurring on or after May 14, 1987; provided, however, that the foregoing provision shall not eliminate or limit the liability of directors (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit. Any repeal or modification of this Article by the stockholders of the corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of the director of the corporation in respect of any acts or omissions occurring prior to such repeal or modification, or any such limitation existing at the time of such repeal or modification.

IN WITNESS WHEREOF, executed in the name of Comdial Corporation by its President and its Secretary, who declare, affirm, acknowledge and certify under penalties of perjury, that this their free act and deed and the facts restated herein are true.

COMDIAL CORPORATION

By:
Nickolas A. Branica, President

Dated:                 , 2002

ATTEST:

Paul K. Suijk, Secretary

(Corporate Seal)

APPENDIX B

CERTIFICATE OF AMENDMENT
OF
RESTATED CERTIFICATE OF INCORPORATION
OF
COMDIAL CORPORATION

Comdial Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify:

FIRST:    The name of the corporation is Comdial Corporation.

SECOND:    Pursuant to Section 242 of the Delaware General Corporation Law, this Certificate of Amendment amends the provisions of the Corporation’s Restated Certificate of Incorporation, as amended or restated.

THIRD:    The terms and provisions of this Certificate of Amendment (i) have been approved by the Board of Directors by resolution setting forth the amendment contained herein; and (ii) have been duly approved by the required number of shares of outstanding stock of the Corporation, in each case pursuant to and in accordance with Section 242 of the Delaware General Corporation Law.

FOURTH:    Article THIRD of the Restated Certificate of Incorporation of the Corporation shall be amended by adding Division III as set forth below:

“III.    Reverse Stock Split

All the shares of Common Stock, par value $.01 per share, of the Corporation issued and outstanding as of the date of filing of this Certificate of Amendment of the Restated Certificate of Incorporation (as amended or restated) with the Secretary of State of Delaware are hereby subject to a reverse stock split, whereby every [*] shares of issued and outstanding shares of Common Stock (including the number of shares of Common Stock issuable upon exercise or conversion of all issued and outstanding Preferred Stock, options, warrants and convertible securities of every kind, including all options under the Corporation’s 1992 Stock Incentive Plan, 1992 Non-Employee Directors Stock Incentive Plan and the 2002 Employee and Non-Employee Director Stock Incentive Plan) shall equal one share of Common Stock following the filing of this Certificate of Amendment. No script or fractional shares will be issued by reason of this amendment, but, in lieu thereof, one whole share will be issued to those shareholders who would otherwise be entitled to receive fractional shares.”

FIFTH:    This Certificate of Amendment to the Restated Certificate of Incorporation shall be effective as of the date on which it is accepted for filing by the Secretary of State of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed by Nickolas A. Branica, its President, and Paul K. Suijk, its Secretary, this      day of                 , 2002.

COMDIAL CORPORATION

By:
Nickolas A. Branica President

ATTEST:

Paul K. Suijk, Secretary

*
A vote For Proposal No. 2 includes approval of a Certificate of Amendment with the number five (5), seven (7), ten (10) or fifteen (15) where indicated. In Proposal No. 2, the stockholders are requested to approve a resolution to amend our Restated Certificate of Incorporation to effect a reverse stock split in each of the following ratios: one-for-five (1:5), one-for-seven (1:7), one-for-ten (1:10), and one-for-fifteen (1:15) and to authorize the Board to select one such ratio and to file the Certificate of Amendment with the Secretary of State of Delaware, or to abandon the effecting of the reverse split, in its discretion.

APPENDIX C

COMDIAL CORPORATION
2002 EMPLOYEE AND NON-EMPLOYEE DIRECTOR
STOCK INCENTIVE PLAN (PROPOSED)

I.     Purpose.

The purpose of this Comdial Corporation 2002 Employee and Non-Employee Director Stock Incentive Plan (the “2002 Plan”) is to promote the growth and profitability of Comdial Corporation, a Delaware corporation (the “Corporation”) by rewarding and incentivizing individuals who make valuable contributions to the Corporation’s success, including officers and employees of the Corporation and its subsidiaries, and directors, consultants and advisors of the Corporation.

The 2002 Plan has been approved by the Board of Directors effective as of July 2, 2002, subject to approval by the Company’s stockholders at the Special Meeting of Stockholders currently scheduled for            , 2002. The 2002 Plan is intended to replace the two stock option plans previously maintained by the corporation, the 1992 Stock Incentive Plan (as amended by the First Amendment dated March 23, 1995, Second Amendment dated August 7, 1995, Third Amendment dated February 6, 1996 and Fourth Amendment dated February 6, 1998) and the 1992 Non-Employee Directors Stock Incentive Plan (as amended by the First Amendment dated March 23, 1995, Second Amendment dated August 7, 1995, Third Amendment dated November 6, 1997 and fourth Amendment dated February 6, 1998), and previously approved by the stockholders.

II.    Definitions.

The following terms shall have the meanings shown:

2.1  “Board of Directors” or “Board” means the Board of Directors of the Corporation.

2.2  “Change of Control” means any event described in Section 8.1.

2.3  “Code” means the Internal Revenue Code of 1986, as the same may be amended from time to time.

2.4  “Committee” means the Committee appointed by the Board of Directors to administer the Plan pursuant to Article X of the Plan. This Committee may, but is not required to be, identical to the Compensation Committee.

2.5  “Common Stock” means the common stock, par value $.01 per share, of the Corporation, except as provided in Section 8.2 of the Plan.

2.6  “Compensation Committee” shall mean the Compensation Committee of the Board of Directors. All persons appointed to be members of the Compensation Committee shall be directors who qualify as “non-employee directors” within the meaning of Rule 16b-3 and “outside directors” within the meaning of Treasury Regulation Section 1.162-27.

2.7  “Consultant” shall mean any person (including corporations, partnerships and limited liability companies as well as individuals) engaged by the Corporation to perform services for the Corporation or any Subsidiary on a regular and on-going basis who is not a common law employee of the Corporation.

2.8  “Date of Grant” means the date specified by the Plan Administrator on which a grant of Options, or a grant or sale of Restricted Shares shall become effective.

2.9  “Director” means a person serving as a member of the Board of Directors, whether or not he or she is also an Employee.

2.10  “Disability” means a medically diagnosable mental or physical condition which the Committee has determined, based on such medical evidence as it may find satisfactory, will prevent a Participant from performing his or her duties for the Corporation and is expected to be permanent.

2.11  “Employee” means any person performing services for the Corporation or any Subsidiary as a common law employee. The Committee may, in its discretion, treat any individual as an Employee for purposes of this Plan even if he or she is not employed by the Corporation, including individuals who regularly perform services for the Corporation but are paid by another employer pursuant to an employee leasing agreement or similar staffing arrangement, as long as he or she could properly be classified as a common law employee of the Corporation for payroll tax purposes.

2.12  “Executive Officer” means any Named Executive Officer and any other officer of the Corporation who is subject to the reporting requirements of Section 16 of the Securities and Exchange Act of 1934.

2.13  “Fair Market Value” means the fair market value of a share of Common Stock as determined by the Committee by reference to the closing price quotation, or, if none, the average of the bid and asked prices, reported on Nasdaq as of the most recent available date with respect to the sale of Common Stock.

2.14  “Incentive Stock Options” or “ISOs” means Options intended to qualify for favorable tax treatment as incentive stock options under Code Section 422.

2.15  “Named Executive Officer” shall mean the Company’s Chief Executive Officer and the four highest compensated officers (other than the Chief Executive Officer), as determined pursuant to the executive compensation disclosure rules under the Securities Exchange Act of 1934.

2.16  “Nonstatutory Options” shall mean Options which are not intended to qualify as ISOs.

2.17  “Option Agreement” means a written agreement between the Corporation and a Participant who has been granted Options under this Plan. Each Option Agreement shall be subject to the terms and conditions of the Plan.

2.18  “Option Price” means, with respect to any Option, the amount designated in a Participant’s Option Agreement as the price per share he or she will be required to pay to exercise the Option and purchase the shares subject to such Option.

2.19  “Option” or “Options” means any rights granted to a Participant to purchase shares of Common Stock granted pursuant to Article IV of this Plan, including Incentive Stock Options subject to the additional requirements described in Article V.

2.20  “Participant” shall mean any current or former Employee, or any Consultant or Director, who has been granted Options or Restricted Stock under the terms of this Plan.

2.21  “Plan” means this Comdial Corporation 2002 Employee and Non-Employee Director Stock Incentive Plan, as the same may be amended from time to time.

2.22  “Restricted Stock” means shares of Common Stock that are issued to eligible Participants and made subject to restrictions in accordance with Article VI of the Plan.

2.23  “Restricted Stock Agreement” means a written agreement between the Corporation and a Participant who has been granted or sold Restricted Stock pursuant to Article VI of the Plan.

2.24  “Subsidiary” shall mean any corporation which, on the date of determination, qualifies as a subsidiary corporation of the Corporation under Section 425(f) of the Code.

2.25  “Ten Percent Shareholder” shall mean any qualified Participant who, at the time an ISO is granted owns (within the meaning of Section 425(d) of the Code) more than ten percent of the voting power of all classes of stock of the Corporation.

III.     Eligibility.

3.1  Participation.    The Committee may grant Options and/or awards of Restricted Stock under this Plan to any officer or other Employee of the Corporation or any Subsidiary. The Committee may grant Options and/or awards of Restricted Stock to any Director, subject to the restrictions in Section 3.3. In granting such awards and determining their form and amount, the Committee shall give consideration to the functions and responsibilities of the individual, his or her potential contributions to profitability and sound growth of the Corporation and such other factors as the Committee may, in its discretion, deem relevant.

The Committee may also grant Options or awards of Restricted Stock to Consultants. In granting such awards and determining their form and amount, the Committee shall consider the extent of the individual’s relationship to the Corporation, his or her potential contributions to its financial success, the potential adverse accounting consequences to the

Corporation of stock option grants to Consultants, and such other factors as the Committee may, in its discretion, deem to be relevant.

3.2  Executive Officers.    Notwithstanding Section 3.1 or any other provisions of this Plan, any Named Executive Officer shall not be granted Options, or awards of Restricted Stock unless the grant has been approved by the Compensation Committee, and all grants to Executive Officers must be approved in advance by either the Committee or the Compensation Committee.

3.3  Directors.    Members of the Board of Directors who are officers of the Corporation or Consultants shall be eligible for Options or other awards under this Plan on the same terms as other officers or Consultants. Other members of the Board of Directors who are not Employees shall be eligible for Options or Restricted Stock awards to the extent specified in such general policy on compensation of nonemployee Directors as may be established by the Board of Directors.

IV.    Options.

4.1  Terms and Conditions.    Subject to Section 3.2 and 3.3, the Committee may, in its sole discretion, from time to time grant Options to any officer, Employee, Director or Consultant of the Corporation or any Subsidiary selected by the Committee pursuant to Section 3.1. The grant of an Option to a Participant shall be evidenced by a written Option Agreement in substantially the form approved by the Committee. Such Option shall be subject to the following express terms and conditions and to such other terms and conditions, not inconsistent with the terms of this Plan, as the Committee may determine to be appropriate.

(a)  Shares Covered.    The Committee shall, in its discretion, determine the number of shares of Common Stock to be covered by the Options granted to any Participant. The maximum number of shares of Common Stock with respect to which Options may be granted to any Participant during any one calendar year is 5,000,000 shares.

(b)  Exercise Period.    The term of each Option shall be for such period as the Committee shall determine, but for not more than ten years from the Date of Grant thereof. The Committee shall also have the discretion to determine when each Option granted hereunder shall become exercisable, and to prescribe any vesting schedule limiting the exercisability of such Options as it may deem appropriate.

(c)  Option Price.    The Option Price payable for the shares of Common Stock covered by any Option shall be determined by the Committee, but shall in no event be less than the Fair Market Value of Common Stock on the Date of Grant.

(d)  Exercise of Options.    A Participant may exercise his or her Options from time to time by written notice to the Corporation of his or her intent to exercise the Options with respect to a specified number of shares. The specified number of shares will be issued and transferred to the Participant upon receipt by the Corporation of (i) such notice and (ii) payment in full for such shares, and (iii) receipt of any payments required to satisfy the Corporation’s tax withholding obligations pursuant to Section 7.3.

(e)  Payment of Option Price Upon Exercise.    Each Option Agreement shall provide that the Option Price for the shares with respect to which an Option is exercised may be paid to the Corporation at the time of exercise, in the form of (i) cash, (ii) delivery to the Corporation of whole shares of Common Stock already owned by the Participant for at least six months, valued at their Fair Market Value on the day immediately preceding the date of exercise, (iii) at the discretion of the Committee, a recourse promissory note secured by a pledge of the shares of Common Stock and a personal guarantee, or (iv) a combination of any of the above equal to the Option Price for the shares.

(f)  Cashless Exercises.    Alternatively, the Corporation may permit the Participant to exercise an Option by delivery of a signed, irrevocable notice of exercise, accompanied by payment in full of the Option Price by the Participant’s stockbroker and an irrevocable instruction to the Corporation to deliver the shares of Common Stock issuable upon exercise of the Option promptly to the Participant’s stockbroker for the Participant’s account, provided that at the time of such exercise, such exercise would not be illegal under the federal securities laws, including laws governing margin loans.

4.2  Effect of Termination.

(a)  If a Participant’s employment or other relationship with the Corporation (or with the relevant Subsidiary) terminates for any reason other than retirement, disability or death, his or her vested Options shall terminate ninety (90) days from the date of termination of employment or other relationship, and his or her unvested Options shall terminate immediately upon the date of the termination of employment or other relationship; provided that, the Committee may determine, in its sole discretion, at the time of the grant that the Participant’s Option Agreement should provide for an extended exercise period after such termination of employment or other relationship.

(b)  Any Option Agreement may, in the Committee’s sole discretion, include such provisions as the Committee deems advisable with respect to the Participant’s right to exercise the Option subsequent to retirement, or subsequent to termination of such employment (or other relationship) by reason of total and permanent disability (within the meaning of Section 22(e)(3) of the Code); provided, that, in no event shall any Option be exercisable after the fixed termination date set forth in the Participant’s Option Agreement pursuant to Section 4.1(b); and provided further that no ISO shall be exercisable at any time subsequent to the expiration of the period of three (3) months from the date of retirement, or twelve (12) months from the date of termination.

(c)  Any Option Agreement may, in the Committee’s sole discretion, provide that, in the event of the Participant’s death while he or she has the right to exercise his or her Options, the Options may be exercised (to the extent they had become exercisable prior to the time of the Participant’s death), during such period of up to one year after date of the Participant’s death as the Committee deems to be appropriate, by the personal representative of the Participant’s estate, or by the person or persons to whom the Options shall have been transferred by will or by the laws of descent and distribution; provided that, in no event shall any option be exercisable after the fixed termination date set forth in the Participant’s Option Agreement.

(d)  Any Option Agreement may, in the Committee’s sole discretion, provide that, in the event the Participant continues to actively perform services for the Corporation as a Consultant or Non-Employee Director after his or her employment terminates, his or her Options shall continue to be exercisable during any period in which he or she is actively performing such services as a Consultant, but in no event after the fixed termination date set forth in the Option Agreement pursuant to Section 4.1(b).

(e)  The Committee may, in its sole discretion, decide at the time an Option is granted that the Participant’s Option Agreement should include such terms as the Committee determines are desirable providing for accelerated vesting and exercisability of all or part of the Participant’s Options if the Participant’s employment or consulting relationship with the Corporation is terminated prematurely, including upon termination (i) without good cause, (ii) in connection with a Change in Control as defined in Section 7.1 below, or (iii) in violation of the terms of any agreement between the Corporation and the Participant.

(f)  For purposes of this Section 4.2, the Committee shall determine the date of termination of any Participant, based on its judgment as to when the Participant is no longer employed as a common law employee or Consultant of the Corporation or any Subsidiary. Part-time or non-exclusive employment by the Corporation may be considered employment by the Corporation as long as the Participant is treated as an Employee for purposes of FICA and payroll taxes, as shall employment by a Subsidiary. In addition, the Committee shall have full discretion to determine whether a Participant’s reduction in hours, medical or disability leave, FMLA leave, absence on military or government service, or other authorized leave of absence, shall constitute a termination of employment for purposes of this Plan.

(g)  If a Non-Employee Director shall cease to serve as a member of the Board of Directors as a result of such Non-Employee Director resignation from the Board (other than as a result of retirement or total Disability) or such Non-Employee Director’s decision not to stand for reelection at the expiration of his or her term of office, or such Non-Employee Director is not nominated by the Board to stand for election at the Special Stockholders’ Meeting at which his or her term of office expires, or, if nominated, such person is not reelected, then all Options held by such Participant may be exercised at any time within three (3) years after the date of such cessation of service; provided, however, (i) only Options exercisable by the Participant at the time of the cessation of service as a Non-Employee Director may be exercised after such cessation, and (ii) no Option may be exercised after the expiration date of such Option.

If a Participant is removed from the Board by the stockholders of the Company for cause (for these purposes, cause shall include, but not be limited to, dishonesty, incompetence, moral turpitude, other misconduct of any kind and the refusal to perform his or her duties and responsibilities for any reason other than illness or incapacity), then all unexercised Options held by such Participant shall immediately be canceled and terminate.

4.3  Incentive Stock Options.    The Options granted under this Plan may be either Incentive Stock Options or options not intended to constitute incentive stock options qualifying under Code Section 422; provided that, Incentive Stock Options may only be granted to individuals who are Employees; and further provided, any Incentive Stock Option shall be subject to the additional requirements stated in Article V of this Plan.

4.4  Non-Assignability.    Options granted under this Plan shall generally not be assignable or transferable by the Participant, except by will or by the laws of descent and distribution, or as described in the next paragraph. Notwithstanding the foregoing, the Committee may, in its discretion, permit an individual Participant to transfer all or a portion of his or her Options to members of his or her immediate family, to trusts for the benefit of members of his immediate family, or to family partnerships in which immediate family members are the only partners, provided that the Participant may receive no consideration for such transfers, and that such Options shall still be subject to termination in accordance with Section 4.2 above in the hands of the transferee. The Committee may also, in its discretion, permit a Consultant to transfer all or a portion of the Options granted by reason of services he or she performs for the Corporation as an employee or partner of a consulting firm to his or her consulting firm, provided that such Options shall still be subject to termination in accordance with Section 4.2 above in the hands of the transferee, or permit a Consultant which is organized as a partnership or limited liability company to transfer the Options to its members, subject to termination in accordance with Section 4.2 if the Consultant ends its relationship with the Corporation.

4.5  Covenants Not to Compete.    The Committee may, in its discretion, condition any Option granted to an Employee, Consultant or Director on such Participant’s agreement to enter into such covenant not to compete with the Corporation as the Committee may deem to be desirable. Such covenant not to compete shall be set forth in the Participant’s Stock Option Agreement, and the Stock Option Agreement shall provide that the Option shall be forfeited immediately, whether otherwise vested or not, if the Board of Directors determines that the Participant has violated his or her covenant not to compete. In addition, in the Committee’s discretion, the Participant’s Stock Option Agreement may also provide that if the Participant breaches his or her covenant not to compete, the Corporation shall have the right to repurchase any shares of Common Stock previously issues to the Participant pursuant to an exercise of the Option, at a repurchase price equal to the Option Price paid by the Participant.

4.6  Authority to Waive Restrictions on Exercisability.    The Board of Directors may, in its discretion, determine at any time that all or any portion of the Options granted to one or more Participants under the Plan shall, notwithstanding any restrictions on exercisability imposed or stated in the Option Agreement pursuant to Section 4.1(b), become immediately exercisable in full. The Board of Directors may make such further adjustments to the terms of such Options as it may deem necessary or appropriate in connection therewith, including amending the Option Agreement to recognize that all or a portion of the Options no longer qualify as ISOs under Section 5.

V.    Incentive Stock Options.

The Committee may, in its discretion, specify that any Options granted to a Participant who is an individual employed by the Corporation or a Subsidiary as an Employee shall be ISOs qualifying under Code Section 422 as may be amended from time to time with any such amendment to be incorporated herein without further shareholder approval.

5.1  Each Stock Option Agreement which provides for the grant of ISOs shall expressly state that such Options are intended to qualify as ISOs. Each provision of the Plan and of each Stock Option Agreement relating to an Option designated as an ISO shall be construed so that such Option qualifies as an ISO, and any provision that cannot be so construed shall be disregarded.

5.2  Any Options granted under this Plan which are designated as ISOs shall comply with the following additional requirements:

(a)  The aggregate Fair Market Value (determined at the time an ISO is granted) of the shares of Common Stock (together with all other stock of the Corporation and all stock of any Parent or Subsidiary) with respect to which the ISOs may first become exercisable by an individual Participant during any calendar year, under all stock option plans of the Corporation (or any Parent or Subsidiaries) shall not exceed $100,000. To the extent this limitation would otherwise be exceeded, the Option shall be deemed to consist of an ISO for the maximum number of shares which may be covered by ISOs pursuant to the preceding sentence, and a nonstatutory option for the remaining shares subject to the Option.

(b)  The Option Price payable upon the exercise of an ISO shall not be less than the Fair Market Value of a share of Common Stock on the Date of Grant.

(c)  In the case of an ISO granted to a Participant who is a Ten Percent Shareholder of the Corporation, the period of the Option shall not exceed five years from the Date of Grant, and the Option Price shall not be less than 110 percent of the Fair Market Value of Common Stock on the Date of Grant.

(d)  No ISO granted under this Plan shall be assignable or transferable by the Participant, except by will or by the laws of descent and distribution. During the life of the Participant, any ISO shall be exercisable only by the Participant.

(e)  Any ISO granted under the Plan shall terminate no more than ninety (90) days after termination of the Participant’s employment as an Employee, except that pursuant to Section 4.2(b) and (c) above such exercise period may be extended for up to one year after the date of any termination of employment by reason of the Participant’s death or disability.

VI.    Restricted Stock.

6.1  Rights As A Shareholder.    The Committee may, in its discretion, grant a Participant an award consisting of shares of Restricted Stock. At the time of the award, the Committee shall cause the Corporation to deliver to the Participant, or to a custodian or an escrow agent designated by the Committee, a certificate or certificates for such shares of Restricted Stock, registered in the name of the Participant. The Participant shall have all the rights of a stockholder with respect to such Restricted Stock, subject to the terms and conditions, including forfeiture or resale to such Corporation, if any, as the Committee may determine to be desirable pursuant to Section 6.3 of the Plan. The Committee may designate the Corporation or one or more of its executive officers to act as custodian or escrow agent for the certificates.

6.2  Awards and Certificates.

(a)  A Participant granted an award of Restricted Stock shall not be deemed to have become a stockholder of the Corporation, or to have any rights with respect to such shares of Restricted Stock, until and unless such Participant shall have executed a restricted stock agreement or other instrument evidencing the award and delivered a fully executed copy thereof to the Corporation and otherwise complied with the then applicable terms and conditions of such award.

(b)  When a Participant is granted shares of Restricted Stock, the Corporation shall issue a stock certificate or certificates in respect of shares of Restricted Stock. Such certificates shall be registered in the name of the Participant, and shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to such award substantially in the following form:

“The transferability of the shares of stock represented by this Certificate are subject to the terms and conditions (including forfeiture) of a Restricted Stock Agreement entered into between the registered owner and Comdial Corporation. A copy of such Agreement is on file in the offices of the Secretary of the Corporation, 106 Cattlemen Road, Sarasota, Florida, 34232.

(c)  Except as may be otherwise determined by the Committee (or as required in order to satisfy the tax withholding obligations imposed under Section 10.3 of this Plan), Participants granted awards of Restricted Stock under this Plan will not be required to make any payment or provide consideration to the Corporation other than the rendering of services.

6.3  Restrictions and Forfeitures.    Restricted Stock awarded to a Participant pursuant to this Article VI shall be subject to the following restrictions and conditions:

(a)  During a period set by the Committee of not less than six (6) months, but not more than ten (10) years, commencing with the date of an award (the “Restriction Period”), the Participant will not be permitted to sell, transfer, pledge or assign shares of Restricted Stock awarded to him or her. Within these limits, the Committee may provide for the lapse of such restrictions in installments where deemed appropriate.

(b)  Except as provided in Section 6.3(a), the Participant shall have with respect to the Restricted Stock all of the rights of a stockholder of the Corporation, including the right to vote the shares and receive dividends and other distributions.

(c)  Subject to the provisions of Section 6.3(d), upon any termination of the Participant’s employment or other relationship with the Corporation during the Restriction Period for any reason, all shares of Restricted Stock with respect to which the restrictions have not yet expired shall be forfeited to the Corporation, or, in the case of shares of Restricted Stock sold to the Participant, repurchased by the Corporation at the initial purchase price.

(d)  In the event of a Participant’s retirement from his or her employment (or other relationship) with the Corporation, total Disability, or death, or in cases of special circumstances, the Committee may, in its sole discretion, when it finds that a waiver would be in the best interests of the Corporation, waive in whole or in part any or all remaining restrictions with respect to such Participant’s Restricted Stock.

(e)  Notwithstanding the other provisions of this Section 6.3, the Committee may adopt rules which would permit a gift by a Participant of shares of Restricted Stock to a spouse, child, stepchild, grandchild or to a trust the beneficiary or beneficiaries of which shall be either such a person or persons or the Participant, provided that the Restricted Stock so transferred shall be similarly restricted. The Committee may also, in its discretion, permit a Consultant to transfer all or a portion of the Restricted Stock granted by reason of services he or she performs for the Corporation as an employee or partner of a consulting firm to his or her consulting firm, provided that such Restricted Stock shall still be subject to termination in accordance with Subsection 7.3(c) above in the hands of the transferee, or permit a Consultant which is organized as a partnership or limited liability company to transfer its Restricted Stock to its members, subject to termination in accordance with Section 6.3(c) if the Consultant ends its relationship with the Corporation.

(f)  Any attempt to dispose of shares of Restricted Stock in a manner contrary to the restrictions set forth herein shall be ineffective.

(g)  Nothing in this Section 6.3 shall preclude a Participant from exchanging any Restricted Stock for any other shares of the Common Stock that are similarly restricted.

VII.    Change in Control Transactions.

7.1  Change in Control.    For purposes of this Plan, a “Change in Control” shall include any of the events described below:

(a)  The acquisition in one or more transactions of more than fifty-one percent (51%) of the Corporation’s outstanding Common Stock, or the equivalent in voting power of any classes or classes of securities of the Corporation entitled to vote in elections of directors by any corporation, or other person or group (within the meaning of Section 14(d)(2) of the Securities Exchange Act of 1934, as amended);

(b)  Any merger or consolidation of the Corporation into or with another corporation in which the Corporation is not the surviving entity, or any transfer or sale of substantially all of the assets of the Corporation or any merger or consolidation of the Corporation into or with another corporation in which the Corporation is the surviving entity and, in connection with such merger or consolidation, all or part of the outstanding shares of Common Stock shall be changed into or exchanged for other stock or securities of the Corporation or any other person, or cash, or any other property.

(c)  Any person, or group of persons, commences a tender offer for at least fifty-one percent (51%) of the Corporation’s Common Stock.

7.2  Effect of Change in Control.    In the event of a pending or threatened Change in Control, the Committee may, in its sole discretion, take any one or more of the following actions with respect to any one or more Participants (other than with respect to Named Executive Officers):

(i)  Accelerate the exercise dates of any outstanding Options and make outstanding Options fully vested and exercisable;

(ii)  Determine that all or any portion of conditions associated with a Restricted Stock award have been met;

(iii)  Grant a cash bonus award to any of the holders of outstanding Options;

(iv)  Pay cash to any or all Option holders in exchange for the cancellation of their outstanding Nonstatutory Options or Restricted Stock;

(v)  Make any other adjustments or amendments to the Plan and outstanding Options, or Restricted Stock awards and/or substitute new Options or other awards.

With respect to any Named Executive Officer, any such action shall be effective only if it is approved by Compensation Committee comprised exclusively of outside directors within the meaning of Code Section 2(m).

In exercising its authority under this Section 7.2, the Committee shall consider any adverse accounting or federal income tax consequences that may result from any acceleration of vesting or repurchase of Options. The Committee shall have no duty to apply any action taken under this Section uniformly to all Participants, and may choose, in its sole discretion, whether or not the Options or Restricted Stock held by any particular Participant will be affected (subject to any pre-existing provisions in the Participant’s Option Agreement or employment agreement with the Corporation requiring accelerated vesting upon a Change in Control).

7.3  Involuntary Termination Following a Change in Control.    If a Participant’s employment with the Corporation (or its successor) is involuntarily terminated without cause during the period of twelve (12) months following a Change in Control, and the Participant’s Options and Restricted Stock had not already become fully vested pursuant to Section 7.2 as a result of the Change in Control, the Participant’s Options shall become fully vested and immediately exercisable in full for a period lasting for at least ninety (90) days after the date of the Participant’s termination, and any Restricted Stock award held by the Participant shall become fully vested and nonforfeitable.

VIII.    Aggregate Limitation on Shares of Common Stock.

8.1  Number of Shares of Common Stock.

(a)  Shares of Common Stock which may be issued to Participants pursuant to Options, or Restricted Stock awards granted under the Plan may be either authorized and unissued shares of Common Stock or of Common Stock held by the Corporation as treasury stock.

(b)  The number of shares of Common Stock reserved for issuance under this Plan shall not exceed 10,000,000 shares of Common Stock available under the Plan, subject to such adjustments as may be made pursuant to Section 8.2.

(c)  For purposes of Section 8.1(b), upon the exercise of an Option, the number of shares of Common Stock available for future issuance under the Plan shall be reduced by the number of shares actually issued to the Participant, exclusive of any shares surrendered to the Corporation as payment of the Option price.

(d)  Any shares of Common Stock subject to an Option which for any reason is cancelled, terminates unexercised or expires, shall again be available for issuance under the Plan.

(e)  In the event that any award of Restricted Stock is forfeited, cancelled or surrendered for any reason, the shares of Common Stock constituting such Restricted Stock award shall again be available for issuance under the Plan.

8.2  Adjustments of Stock.    In the event of any change or changes in the outstanding Common Stock of the Corporation by reason of any stock dividend, recapitalization, reorganization, merger, consolidation, split-up, combination or any similar transaction, the Board of Directors shall adjust the number of shares of Common Stock which may be issued under this Plan, the number of shares of Common Stock subject to Options theretofore granted under this Plan, the Option Price of such Options, the number of shares of Restricted Stock shall each be adjusted and make any and all other adjustments deemed appropriate by the Board of Directors in such manner as the Board of Directors deems appropriate to prevent substantial dilution or enlargement of the rights granted to any Participant.

New option rights may be substituted for the Options granted under the Plan, or the Corporation’s duties as to Options outstanding under the Plan may be assumed by a Subsidiary, by another corporation or by a parent or subsidiary (within the meaning of Section 425 of the Code) of such other corporation, in connection with any merger, consolidation, acquisition, separation, reorganization, liquidation or like occurrence in which the Corporation is involved. In the event of such substitution or assumption, the term Common Stock shall thereafter include the stock of the corporation granting such new option rights or assuming the Corporation’s duties as to such Options.

IX.    Miscellaneous.

9.1  General Restriction.    Any Option or Restricted Stock award granted under this Plan shall be subject to the requirement that, if at any time the Committee shall determine that any registration of the shares of Common Stock, or any consent or approval of any governmental body, or any other agreement or consent, is necessary as a condition of the granting of an Option or other award, or the issuance of Common Stock in satisfaction thereof, such Common Stock will not be issued or delivered until such requirement is satisfied in a manner acceptable to the Committee.

9.2  Withholding Taxes.

(a)  If the Corporation determines that the Corporation has any tax withholding obligation with respect to a Participant, the Corporation shall have the right to require that Participant to remit to the Corporation an amount sufficient to satisfy any federal, state and local withholding tax requirements prior to the delivery of any shares of Common Stock under the Plan.

If a Participant sells, transfers, assigns or otherwise disposes of shares of Common Stock acquired upon the exercise of an ISO within two (2) years after the date on which the ISO was granted or within one (1) year after the receipt of the shares of Common Stock by the Participant, the Participant shall promptly notify the Corporation of such disposition and the Corporation shall have the right to require the Participant to remit to the Corporation the amount necessary to satisfy any federal, state and local tax withholding requirements imposed on the Corporation by reason of such disposition.

(b)  The Corporation shall have the right to withhold from payments made in cash to a Participant under the terms of the Plan, an amount sufficient to satisfy any federal, state and local withholding tax requirements imposed with respect to such cash payments.

(c)  Amounts to which the Corporation is entitled pursuant to Section 9.2(a) or (b), may be paid, at the election of the Participant and with the approval of the Committee, either (i) paid in cash, (ii) withheld from any salary or other compensation payable to the Participant by the Corporation, including cash payments made under this Plan, or (iii) in shares of Common Stock otherwise issuable to the Participant upon exercise of an Option, that have a Fair Market Value on the date on which the amount of tax to be withheld is determined (the “Tax Date”) not less than the minimum amount of tax the Corporation is required to withhold. A Participant’s request to have shares of Common Stock withheld that are otherwise issuable shall be in writing, shall be irrevocable upon approval by the Committee, and shall be delivered to the Corporation prior to the exercise of an Option.

(d)  Tax Loans.    In the discretion of the Board of Directors, the Company may make a loan to a Participant in connection with the exercise of an Option in an amount not to exceed the grossed up amount of any Federal and state taxes payable in connection with such exercise, for the purpose of assisting such Participant to exercise such Option. Any such loan may be secured by the related shares of Common Stock or other collateral deemed adequate by the Board of Directors and will comply in all respects with all applicable laws and regulations. The Board of Directors may adopt policies regarding eligibility for such loans, the maximum amounts thereof and any terms and conditions not specified in the Plan upon which such loans will be made.

In no event will the interest rate be lower than the minimum rate at which the Internal Revenue Service would not impute additional taxable income to the Participant.

9.3  Investment Representation.    If the Committee determines that a written representation is necessary in order to secure an exemption from registration under the Securities Act of 1933, the Committee may demand that the Participant deliver to the Corporation at the time of any exercise of any Option, or at time of the transfer of shares of Restricted Stock, any written representation that Committee determines to be necessary or appropriate for such purpose, including but not limited to a representation that the shares to be issued are to be acquired for investment and not for resale or with a view to the distribution thereof. If the Committee makes such a demand, delivery of a written representation satisfactory to the Committee shall be a condition precedent to the right of the Participant to acquire such shares of Common Stock.

9.4  Non-Uniform Determinations.    The Committee’s determinations under this Plan (including without limitation its determinations of the persons to receive Options or awards of Restricted Stock, the form, amount and timing of such awards and the terms and provisions of such awards) need not be uniform and may be made by it selectively among Participants who receive, or are eligible to receive, awards under this Plan, whether or not such Participants are similarly situated.

9.5  No Rights as Shareholders.    Participants granted Options under this Plan shall have no rights as shareholders of the Corporation as applicable with respect thereto unless and until certificates for shares of Common Stock are issued to them.

9.6  Transfer Restrictions.    The Committee may determine that any Common Stock to be issued by the Corporation upon the exercise of Options shall be subject to such further restrictions upon transfer as the Committee determines to be appropriate.

9.7  No Right to Employment.    Nothing in this Plan or in any Option Agreement entered into pursuant to it shall confer upon any participating employee the right to continue in the employment of the Corporation or affect any right which the Corporation may have to terminate the employment of such participating employee. Similarly, nothing in this Plan or in any Option Agreement entered into pursuant to it shall confer upon any participating Non-Employee Director, Advisor or Consultant the right to continue his or her relationship with the Corporation or affect any right which the Corporation may have to terminate such relationship.

9.8  Fractional Shares.    The Corporation shall not be required to issue any fractional shares of Common Stock pursuant to this Plan. The Board of Directors may provide for the elimination of fractions or for the settlement thereof in cash.

9.9  General Restriction.    Any Option granted under this Plan shall be subject to the requirement that, if at any time the Board of Directors shall determine that any registration of the shares of Common Stock, or any consent or approval of any governmental body, or any other agreement or consent, is necessary as a condition of the granting of an Option, or the issuance of Common Stock in satisfaction thereof, such Common Stock will not be issued or delivered until such requirement is satisfied in a manner acceptable to the Board of Directors.

X.    Administration of the Plan.

10.1    Committee.

(a)  The Plan shall be administered on a day to day basis by the Board of Directors or, if the Board determines it is desirable to delegate its authority to administer the Plan, by a Committee appointed by the Board of Directors. The Plan Committee appointed by the Board may be the Compensation Committee of the Board of Directors or one or more directors or executive or officers of the Corporation serving under the supervision of such Compensation Committee, and, except as expressly stated otherwise in this Plan with respect to Executive Officers, need not be composed of directors or directors who qualify as “disinterested” within the meaning of SEC Rule 16b-3. The Plan Committee shall serve at the pleasure of the Board of Directors.

(b)  If the Committee is not the Board of Directors, the Committee shall be monitored and supervised by the Compensation Committee of the Board of Directors with respect to any actions related to Named Executive Officers. All grants of Options or Restricted Stock to Executive Officers shall be approved in advance by the Compensation Committee.

(c)  The Committee shall have the authority, in its discretion but subject to Sections 3.2 and 3.3 of this Plan, and subject to the overall supervision of the Compensation Committee or the Board, from time to time: (i) to grant Options, or shares of Restricted Stock to eligible employees, Directors and Consultants, as provided for in this Plan; (ii) to prescribe such limitations, restrictions and conditions upon any such awards as the Committee shall deem appropriate; or (iii) to determine the periods during which Options may be exercised and to accelerate the exercisability of outstanding Options, or the vesting of Restricted Stock, as it may deem appropriate;

(d)  The Committee shall have the authority, in its discretion, from time to time, to: (i) modify, cancel, or replace any prior Options or other awards and to amend the relevant Option Agreements or Restricted Stock Agreements with the consent of the affected Participants, including amending such agreements to amend vesting schedules, extend exercise periods or increase or decrease the Option Price for Options, as it may deem to be necessary; and (ii) to interpret the Plan, to adopt, amend and rescind rules and regulations relating to the Plan, and to make all other determinations and to take all other action necessary or advisable for the implementation and administration of the Plan. A majority of the Committee shall constitute a quorum, and the action of a majority of members of the Committee present at any meeting at which a quorum is present, or acts unanimously adopted in writing without the holding of a meeting, shall be the acts of the Committee.

(e)  All actions taken by the Committee shall be final, conclusive and binding upon any eligible Participant. Neither the Committee nor any members of the Committee shall be liable for any action taken or decision made in good faith relating to the Plan or any award thereunder.

XI.    Amendment and Termination.

11.1  Amendment or Termination of the Plan.    The Board of Directors may at any time terminate this Plan or any part thereof and may from time to time amend this Plan as it may deem advisable, provided however, the Board of Directors shall obtain stockholder approval of any amendment for which stockholder approval is required under Section 422 of the Code, or for which stockholder approval requirements are imposed on the corporation by the listing rules of any stock exchange on which the common stock is listed. The termination or amendment of this Plan shall not, without the consent of the Participant, affect any Participant’s rights under an award previously granted, provided however, the Board of Directors shall have the right without the consent of any Participant to terminate the Plan and terminate any options previously granted to Participants under the Plan if the Corporation makes adequate provision for the payment to any such Participant, for any vested options, of the excess of the Fair Value of the covered shares over the exercise price of such vested options, with any unvested options and options with exercise prices in excess of the Fair Value being terminated without any payment to or further action or consent of any Participants. For purposes of this Section 11.1 Fair Value shall be the Fair Market Value unless the Board of Directors approves a transaction for the sale of the Corporation which equates to a higher per share value.

11.2  Term of Plan.    Unless previously terminated pursuant to Section 11.1, the Plan shall terminate on            , 2012, the tenth anniversary of the date on which the Plan became effective, and no Options, or awards of Restricted Stock may be granted on or after such date.

PROXY

COMDIAL CORPORATION

SPECIAL MEETING OF STOCKHOLDERS

This Proxy is Solicited on Behalf of the Board of Directors

The undersigned hereby appoints Paul Suijk as proxy to represent the undersigned at the Special Meeting of Stockholders to be held at 106 Cattlemen Road, Sarasota, Florida 34232 on August 19, 2002 at 9:00 a.m., local time, and at any adjournments thereof, and to vote the shares of Common Stock the undersigned would be entitled to vote if personally present, as indicated below.

1.     Approval of an amendment to the Restated Certificate of Incorporation to increase the number of authorized shares of common stock.

FOR ☐ AGAINST ☐ ABSTAIN ☐

2.     To consider and act upon a proposal to grant our board of directors authority to amend our Restated Certificate of Incorporation to effect a reverse stock split of our common stock, in the proportions determined by the board of directors in the following ratios, and to authorize the board to abandon any such proposed reverse stock split ratio at any time prior to the filing of the amendment to our Restated Certificate of Incorporation without further action by the stockholders:

You may vote for, against or abstain from voting on any one or more of the following. The Board will select one and only one of the approved ratios:

a.	to authorize a one-for-five (1:5) reverse stock split:

FOR ☐ AGAINST ☐ ABSTAIN ☐

b.	to authorized a one-for-seven (1:7) reverse stock split:

FOR ☐ AGAINST ☐ ABSTAIN ☐

c.	to authorize a one-for ten (1:10) reverse stock split.

FOR ☐ AGAINST ☐ ABSTAIN ☐

d.	to authorize a one-for fifteen (1:15) reverse stock split.

FOR ☐ AGAINST ☐ ABSTAIN ☐

e.
to authorize the board to abandon any such proposed reverse stock split ratio at any time prior to the filing of the amendment to our Restated Certificate of Incorporation without further action by the stockholders.

FOR ☐ AGAINST ☐ ABSTAIN ☐

3.     Approval of an amendment to the Restated Certificate of Incorporation to permit stockholder action to be taken by written consent without a meeting.

FOR ☐ AGAINST ☐ ABSTAIN ☐

4.     Approval of an amendment to the Restated Certificate of Incorporation to permit stockholder action to be taken by approval of a majority.

FOR ☐ AGAINST ☐ ABSTAIN ☐

5.     Approval of the 2002 Employee and Non-Employee Director Stock Incentive Plan

FOR ☐ AGAINST ☐ ABSTAIN ☐

6.     Ratification of the June 2002 Bridge Financing private placement

FOR ☐ AGAINST ☐ ABSTAIN ☐

        The shares of Common Stock represented by this proxy will be voted as directed; however, if no direction is given, the shares of Common Stock will be voted FOR approval of each of the amendments to the Restated Certificate of Incorporation, FOR approval and ratification of the 2002 Employee and Non-Employee Director Stock Incentive Plan and FOR ratification of the June 2002 Bridge Financing private placement.

If any other business is presented at the meeting, this proxy will be voted by those named in this proxy in their best judgment. At the present time, the Board of Directors knows of no other business to be presented at the meeting.

DATED: , 2002

Signature

Signature if held jointly

(Please date, sign as name appears at the left, and return promptly. If the shares are registered in the names of two or more persons, each person should sign. When signing as Corporate Officer, Partner, Executor, Administrator, Trustee or Guardian, please give full title. Please note any changes in your address alongside the address as it appears in the proxy.)